EXHIBIT 10.3











                                      LEASE

                                     BETWEEN

                            LSAC TEMPE L.P., LANDLORD

                                       AND


                            (I)STRUCTURE, LLC, TENANT


                            DATED: DECEMBER 29, 2005

                                    PROPERTY:


                            2005 E. TECHNOLOGY CIRCLE
                                 TEMPE, ARIZONA

                                      INDEX

                                                                           Page

ARTICLE 1             PROPERTY AND TERM......................................6

ARTICLE 2             FIXED RENT AND ADDITIONAL RENT.........................9

ARTICLE 3             IMPOSITIONS...........................................11

ARTICLE 4             USE OF PROPERTY.......................................13

ARTICLE 5             CONDITION OF PROPERTY, ALTERATIONS
                      AND REPAIRS...........................................14

ARTICLE 6             INSURANCE.............................................18

ARTICLE 7             DAMAGE OR DESTRUCTION.................................21

ARTICLE 8             CONDEMNATION..........................................24

ARTICLE 9             ASSIGNMENT AND SUBLETTING.............................26

ARTICLE 10            SUBORDINATION.........................................30

ARTICLE 11            OBLIGATIONS OF TENANT.................................32

ARTICLE 12            DEFAULT; REMEDIES.....................................35

ARTICLE 13            NO WAIVER.............................................41

ARTICLE 14            ESTOPPEL CERTIFICATE..................................42

ARTICLE 15            QUIET ENJOYMENT.......................................42

ARTICLE 16            SURRENDER.............................................42

ARTICLE 17            ACCESS................................................43

ARTICLE 18            ENVIRONMENTAL MATTERS.................................44

ARTICLE 19            FINANCIAL STATEMENTS..................................49

ARTICLE 20            MISCELLANEOUS PROVISIONS..............................49

ARTICLE 21            LEASE GUARANTY........................................52

ARTICLE 22            MEMORANDUM OF LEASE...................................52

ARTICLE 23            LIMITATION OF LIABILITY...............................52

ARTICLE 24            RIGHT OF FIRST OFFER..................................53






                                    Exhibits


Exhibit "A"   -    Description of the Land                                  57

Exhibit "B"   -    Schedule of Removable Personal Property                  58

Exhibit "C"   -    Form of Memorandum of Lease                              59

Exhibit "D"   -    Form of Lease Guaranty                                   63

                                      LEASE

                  THIS LEASE (the "Lease") is made as of the 29th day of December, 2005 between LSAC TEMPE L.P., a Delaware limited partnership ("Landlord"), having an office for the conduct of business at One Penn Plaza, Suite 4015, New York, New York 10119-4015, and (I)STRUCTURE, LLC, a Delaware limited liability company ("Tenant"), having an office for the conduct of business at 2005 E. Technology Circle, Tempe, Arizona.

                              W I T N E S S E T H:

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

                                    ARTICLE A

                            CERTAIN LEASE PROVISIONS

1.   Address for                    2005 E. Technology Circle the
     Property:                      Tempe, Arizona

2.   (a) Term:                      (i) A Primary Term of approximately Twenty
                                    (20) years, beginning on the Commencement
                                    Date, and ending on the Expiration Date.

                                    (ii) Option to Extend Term: Two (2) renewal options of ten (10) years each.


     (b) Commencement
         Date:                      December 29, 2005

     (c) Expiration
         Date: Twenty (20) years after the last day in the calendar month in which the Commencement Date occurs, unless sooner terminated or extended pursuant to this Lease.

3.       Fixed Rent
         During the
         Primary Term:              $1,127,520.00 per annum in equal monthly
                                    installments of $93,960.00.

4.       Use of the
         Property:                  Data center and general office and uses
                                    incidental thereto.


5.       Address for Notice:

         For Landlord:              LSAC Tempe L.P.
                                    c/o Lexington Corporate Properties Trust
                                    One Penn Plaza
                                    Suite 4015
                                    New York, New York 10119-4015
                                    Attention: Mr. John Vander Zwaag


         With a copy of
         any notices of
         default only, to:          Crowe Deegan LLP
                                    535 Fifth Avenue, Suite 611
                                    New York, New York  10017
                                    Attention:  Richard C. Hamlin, Esq.

         For Tenant:                (i)Structure, LLC
                                    c/o Infocrossing, Inc.
                                    2 Christie Heights Street
                                    Leonia, NJ 07605
                                    Attention: President and General Counsel

         With a copy of
         any notices of
         default only, to:          Gibson Dunn & Crutcher LLP
                                    333 South Grand Avenue
                                    Los Angeles, California 90071-3197
                                    Attention: D. Eric Remensperger , Esq.

6.       Guarantor:                 Infocrossing, Inc.
                                    2 Christie Heights Street
                                    Leonia, NJ 07605
                                    Attention:  President

                                    ARTICLE B

                               CERTAIN DEFINITIONS


                  "Additional Rent" is defined in Section 2.2.

                  "Alterations" is defined in Section 5.4.

                  "Bankruptcy Code" means the provisions of 11 U.S.C. Section 101 et seq. or any statute of similar purpose or nature as more particularly set forth in Section 9.9.

                  "Building" means collectively the buildings, building, equipment and improvements now or hereinafter erected on the Land.

                  "Business Day" is every day which most large banks based in New York, New York are open for the ordinary conduct of business.

                  "Claims" is defined in Section 11.3.

                  "Commencement Date" is defined in Article A, Section 2(b).

                  "Corporate Transfer" is defined in Section 9.7(b).

                  "Default" means an event has occurred which constitutes an Event of Default or which, with the giving of notice, the lapse of time or both would constitute an Event of Default.

                  "Default Rate" means three percent (3%) over the prime reference rate announced from time to time by Citibank, N.A. in New York, New York, as such prime reference rate may be adjusted and announced from time to time, or if unavailable, the parties shall use the prime reference rate for major New York banks as reported in the Wall Street Journal.

                  "Deficiency" is defined in Section 12.4(c).

                  "De Minimis Hazardous Substances" is defined in Section 18.1.

                  "Environmental Laws" is defined in Section 18.10.

                  "Event of Default" is defined in Section 12.1.

                  "Expiration Date is defined in Article A, Section 2(c).

                  "Extension Term" is defined in Section 1.3.

                  "Fixed Rent" is defined in Article A, Section 3.

                  "Ground Lease" means that certain Ground Lease dated October 8, 1984 between Owner as ground lessor and Ground Lessee as amended by that certain First Amendment to Ground Lease dated June 1, 1991, that certain Second Amendment to Ground Lease dated November 20, 1992, that certain Third Amendment to Ground Lease dated December 1, 1995, that certain Fourth Amendment to Ground Lease dated December 19, 1997 and that certain Fourth Amendment to Ground Lease [sic] dated April 25, 2002.

                  "Ground Lessee" means Arizona State University Research Park, Inc. formerly known as Price-Elliott Research Park, Inc.

                  "Ground Sublease" means that certain ASU Research Park Lease dated December 17, 1997 (the "Original Sublease") between Price-Elliott Research Inc. as landlord and PKS Information Services, Inc. as tenant which was assigned to and assumed by Tenant pursuant to an Assignment and Assumption Agreement dated October 12, 2004 and thereafter amended by that certain First Amendment to ASU Research Park Lease and Consent dated January 28, 2003.

                  "Guarantor" means Infocrossing, Inc. and its permitted successors and assigns.

                  "Guaranty" means that certain Lease Guaranty given by Guarantor in accordance with Section 21.

                  "Hazardous Substances" is defined in Section 18.11.

                  "Impositions" is defined in Section 3.1.

                  "Indemnified Parties" is defined in Section 11.3.

                  "Land" means that certain real property described on Exhibit "A", attached hereto and incorporated herein by this reference.

                  "Landlord" is defined in the introductory paragraph to this Lease.

                  "Lease" means this lease made between Landlord, as landlord, and Tenant, as tenant.

                  "Lease Year" shall mean each twelve month period during the Primary Term and each Extended Term. The first Lease Year shall commence on the Commencement Date and continue until and include the last day of the calendar month in which the first anniversary of the Commencement Date occurs, unless the Commencement Date is on the first day of the month, in which case it shall end on the day immediately preceding such first anniversary.

                  "Mortgage" is defined in Section 3.2.

                  "Mortgagee" is defined in Section 3.2.

                  "Non-Disturbance Agreement" is defined in Section 10.1.

                  "Offer" is defined in Section 24.1.

                  "Owner" means The Arizona Board of Regents acting for and on behalf of Arizona State University which is the owner in fee simple of the Land.

                  "Permitted Encumbrances" shall mean those certain liens, easements, rights of way and other encumbrances now or hereafter encumbering the Property.

                   "Property" means collectively Landlord's interest in the Land and the Building.

                  "Purchase Date" is defined in Section 24.1.

                  "Purchase Price" is defined in Section 24.6.

                  "Remedial Work" is defined in Section 18.7.

                  "Rent" is defined in Section 2.3.

                  "Report" is defined in Section 18.1.

                  "Requirements" is defined in Section 11.1.

                  "Restoration" is defined in Section 7.1.

                  "ROFO Notice" is defined in Section 24.2.

                  "Sale Agreement" means the Agreement for Sale and Leaseback dated as of November 30, 2005 between Landlord, as buyer, and Tenant, as seller.

                  "Sublease" is defined in Section 9.1.

                  "Tenant" is defined in the introductory paragraph to this Lease.

                  "Tenant's Knowledge" is defined in Section 18.13 and Section 20.15.

                  "Term" is defined in Article A, Section 2(a).

                  "Third Party" means any third party other than Tenant, Landlord, any affiliate of Landlord and/or any Mortgagee.

                  "Third Party Contract" is defined in Section 24.3.

                  "Third Party Price" is defined in Section 24.3.

                  "Threshold Amount" is defined in Section 5.4.

                  "Transfer" is defined in Section 9.1.

                  "Work" is defined in Section 5.5.



                                    ARTICLE 1

                                PROPERTY AND TERM

                  Section 1.1. (a) During the Term, Landlord, in consideration of the rents herein reserved and of the terms, provisions, covenants and agreements on the part of Tenant to be kept, observed and performed, does hereby lease and demise the Property unto Tenant, and Tenant does hereby hire and take the Property from Landlord, subject to each and every matter affecting title to the Property including, without limitation, all of the following which are in effect as of the Commencement Date: all easements, rights of way, declarations, covenants, conditions and restrictions, liens, encumbrances, encroachments, licenses, notices of pendency, charges, zoning laws, ordinances, regulations, building codes and other governmental laws, rules and orders affecting the Property, and other exceptions to Landlord's title, whether or not the same are of public record.

                           (b) The parties acknowledge that Landlord's interest
in the Land is in fact a subleasehold interest pursuant to the Ground Sublease, which interest was assigned by Tenant to Landlord immediately prior to the Commencement Date pursuant to an Assignment and Assumption of Lease Agreement. Tenant acknowledges and agrees that in addition to all other obligations for which it is responsible pursuant to this Lease, during the Term, it shall fully and timely discharge all of Landlord's obligations as subtenant pursuant to the Ground Sublease. Tenant shall deliver to Landlord, and Landlord shall deliver to Tenant, copies of any written notice received by it from Ground Lessee or Owner no later than one (1) Business Day after its receipt thereof.

                  Section 1.2. Tenant shall lease the Property for the Term, unless sooner terminated as hereinafter provided or pursuant to law.

                  Section 1.3. (a) Provided there is no then uncured Event of Default, Tenant shall have the right, at its option, to extend the Term for two
(2) additional ten (10) year periods, (each, an "Extension Term") in the manner, and subject to the conditions, set forth below. The first Extension Term shall commence on the day after the Expiration Date and shall expire on the day immediately preceding the tenth anniversary of the Expiration Date unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. The second Extension Term shall commence on the day after the first Extension Term shall expire and shall expire on the tenth anniversary of the day the second Extension Term commenced, unless such second Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Provided this Lease shall then be in full force and effect and there is then no uncured Event of Default hereunder, Tenant may exercise its option to extend the Term by giving Landlord written notice of such election no sooner than two (2) years prior to the Expiration Date or the expiration of the then current Extension Term, as the case may be, and no later than eighteen (18) months prior to the Expiration Date or the expiration of the then current Extension Term, as the case may be, the time of exercise being of the essence, and upon the giving of such notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if such Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of such Extension Term. Notwithstanding Tenant's exercise of its option under this Section 1.3, if there shall then be an uncured Event of Default hereunder as of the Expiration Date, as such Expiration Date may have been extended, Landlord shall have the right to cancel such exercise by Tenant, in which event the Term shall expire on the Expiration Date or the expiration date of the then current Extension Term, as the case may be and the provisions of this Section 1.3 shall be deemed null and void and of no further force or effect. Except as provided in subsections (b) and (c) below, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during each Extension Term, including items of Additional Rent which shall remain payable on the terms herein set forth.

                  (b) Fixed Rent during each Extension Term shall be equal to one hundred (100%) percent of the fair market rent (the "Fair Market Rent") as determined in accordance with the procedure set forth below.

                  (c) The Fair Market Rent for the purpose of this Section 1.3 shall be determined in the following manner:

         (i) The Fair Market Rent shall be the "triple net" rent generally payable in the market area in which the Property is located for equivalent space in a single-tenant Class-A building of approximately the same quality, size and condition as the Building, giving due consideration to the quality of the design of the Building, the type of improvements, the condition of the Property as improved, the location of the Property and the Building, the length of the extended Term, the credit-worthiness of the Tenant and all other factors that would be relevant to a willing landlord and a willing tenant unaffiliated with the Landlord desiring to enter into a lease of the Property for the Term. Landlord and Tenant shall attempt to reach an agreement as to the determination of the Fair Market Rent within thirty (30) days after the date of Landlord's receipt of Tenant's election to renew the Term of the Lease. Tenant shall specify the name and address of its designated appraiser with each election made by Tenant to extend the Term of this Lease pursuant to Section 1.3(a). If, within thirty (30) days after Landlord's receipt of Tenant's election to renew the Term of the Lease, the parties have not agreed upon the Fair Market Rent, Landlord shall give written notice to Tenant specifying the name and address of its designated appraiser within three (3) business days from the last day of such 30-day period. Such two appraisers shall, within thirty (30) days after the designation of the Landlord's appraiser, each make their determination of the Fair Market Rent in writing and simultaneously shall give written notice thereof to each other and to Landlord and Tenant. Such two appraisers shall have twenty
(20) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of the Fair Market Rent. If such appraisers shall fail to concur as to such determination within said twenty (20) day period, they shall give written notice thereof to Landlord and Tenant and shall designate a third appraiser within three (3) business days from the last day of such 30-day period. If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said twenty (20) day period, either or both of them shall give written notice of such failure to agree to Landlord and Tenant and, if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraisers appointed by the Landlord and Tenant give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on its failure, refusal, or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

                  (ii) All appraisers shall be independent MAI real estate appraisers who shall have had at least fifteen (15) years' continuous experience in the business of appraising leased real estate in the metropolitan area in which the Property is located.

                  (iii) The third appraiser shall conduct such investigations as he or she may deem appropriate and shall, within twenty (20) days after the date of his or her designation, make an independent determination of the Fair Market Rent.

                  (iv) If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten percent (10%), the mean of the determinations of the three appraisers shall be the Fair Market Rent. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the other two appraisers by more than ten percent (10%), the mean of the determination of the two appraisers whose determinations are closest shall be the Fair Market Rent.

                  (v) The determination of the appraisers, as provided above, shall be conclusive upon Landlord and Tenant and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

                  (vi) Each party shall pay fees, costs and expenses of the appraiser selected by it and its own counsel fees and one-half (1/2) of all other expenses and fees of any such appraisal, including, but not limited to, the fees, costs and expenses of the third appraiser.

                  (d) If for any reason the Fair Market Rent has not been determined by the date on which it shall become effective, then, until such Fair Market Rent has been determined in accordance herewith, the Fixed Rent shall continue to be the Fixed Rent in effect at the end of current Term, and there shall be an adjustment of Fixed Rent promptly after determination of Fair Market Rent in accordance with this Section 1.3.

                                    ARTICLE 2

                         FIXED RENT AND ADDITIONAL RENT

                  Section 2.1. Tenant shall pay to Landlord as Fixed Rent for the Property during the (a) Primary Term the amounts stated in Article A,
Section 3, and (b) each Extension Term the amounts determined in accordance with
Section 1.3(b). Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every month during the Term, without previous demand therefor and without offset or deduction of any kind whatsoever. Notwithstanding the foregoing, Tenant shall pay the partial month's installment of Fixed Rent (with respect to the remaining days of the month in which Commencement Date occurs) on the Commencement Date.

                  Section 2.2. During the Term, Tenant shall also pay and discharge as additional rent (the "Additional Rent") all other amounts, liabilities and obligations of whatsoever nature relating to the Property, including, without limitation, all Impositions (as defined in Section 3.1), insurance premiums (as contemplated by Sections 6.1 and 6.10), all of Landlord's obligations under the Ground Sublease, including the obligation to pay "Annual Rent" and the "Municipal Services Fee", as each are defined in the Ground Sublease, as well as any insurance which is required to be carried in favor of Ground Lessee and Owner, and any obligations arising under any declarations, easements, restrictions, or other similar agreements affecting the Property or any adjoining property thereto, and all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts when due, and all damages, costs and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, all of which Tenant hereby agrees to pay upon demand or as is otherwise provided herein. Upon any failure by Tenant to pay any of the Additional Rent, Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Fixed Rent. The term Additional Rent shall be deemed rent for all purposes hereunder.

                  Section 2.3. All Fixed Rent and all Additional Rent payable to Landlord hereunder (collectively, "Rent") shall be made payable to Landlord and sent to Landlord's address set forth in Article A, or to such other person or persons or at such other place as may be designated by notice from Landlord to Tenant made in accordance with Section 20.8, from time to time, and shall be made in United States currency which shall be legal tender for all debts, public and private. At Landlord's request, Rent shall be payable when due by wire transfer of immediately available funds to an account designated from time to time by Landlord. Notwithstanding the foregoing, Impositions and all sums due pursuant to the Ground Sublease shall be payable to the parties to whom they are due, except as otherwise provided herein.

                  Section 2.4. This Lease shall be deemed and construed to be a "net lease", and Tenant shall pay to Landlord, absolutely net throughout the Term, the Rent, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever, except as otherwise expressly provided herein. Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as herein otherwise expressly set forth. Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Property, except debt service on any Mortgage or any other indebtedness of Landlord, which may arise or become due or payable prior to, during or after (but attributable to a period falling prior to or within) the Term, as may be extended. Except as otherwise specifically provided in this Lease, Tenant's obligation to pay Rent hereunder shall not terminate prior to the date definitely fixed for the expiration of the Term (as may be extended) notwithstanding the exercise by Landlord of any or all of its rights under Article 12 hereof or otherwise, and the obligations of Tenant hereunder shall not be affected (except as is otherwise specifically provided herein to the contrary) by reason of: any damage to or destruction of the Property or any part thereof, any taking of the Property or any part thereof or interest therein by condemnation or otherwise, any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Property or any part thereof, or any interference with such use, occupancy or enjoyment by any person or for any reason, any matter affecting title to the Property any eviction by paramount title or otherwise, any default by Landlord hereunder, the impossibility, impracticability or illegality of performance by Landlord, Tenant or both, any action of any governmental authority, Tenant's acquisition of ownership of all or part of the Property (unless this Lease shall be terminated by a writing signed by all persons, including any mortgagee, having an interest in the Property), any breach of warranty or misrepresentation, or any other cause whether similar or dissimilar to the foregoing and whether or not Tenant shall, have notice or knowledge hereof and whether or not such cause shall now be foreseeable. The parties intend that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations have modified or terminated pursuant to an express provision of this Lease.


                  Section 2.5. If Tenant shall fail to make payment of any installment of Fixed Rent or Additional Rent payable to Landlord hereunder within five (5) business days from the date upon which the same shall first have been due hereunder then and in each such event Tenant shall pay Landlord on demand, in addition to the installment or other payment due, as Additional Rent hereunder, a late payment fee to compensate Landlord for legal, accounting and other expenses incurred by Landlord in administering the delinquent account by reason of such late payment an additional sum of four (4%) percent of the amount due as a late charge. For the purposes of this Section 2.5, payments shall be deemed made upon the date of actual receipt by Landlord at the place specified in or pursuant to Article A, Section 5 hereof. The late payment fee required to be paid by Tenant pursuant to this Section 2.5 shall be in addition to all other rights and remedies provided herein or by Law to Landlord for such nonpayment.

                                    ARTICLE 3

                                   IMPOSITIONS

                  Section 3.1. From and after the Commencement Date and throughout the Term, Tenant shall pay and discharge not later than fifteen (15) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes, assessments, water rents, sewer rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, common area maintenance charges, assessments and dues with respect to any Permitted Encumbrances, payments and other charges of every kind and nature whatsoever, foreseen or unforeseen, general or special, in said categories, together with any interest or penalties imposed upon the late payment thereof, which, pursuant to past, present or future law, during, prior to or after (but attributable to a period falling prior to or within) the Term, shall have been or shall be levied, charged, assessed, imposed upon or become due and payable out of or for or have become a lien on the Property or any part thereof, any improvements or personal property in or on the Property, the Rents and income payable by Tenant or on account of any use of the Property and such franchises as may be appurtenant to the use and occupation of the Property (all of the foregoing being hereinafter referred to as "Impositions"). Tenant shall submit to Landlord the proper and sufficient receipts or other evidence of payment and discharge of the same promptly after payment thereof. If any Impositions are not paid when due under this Lease, Landlord shall have the right but shall not be obligated to pay the same, provided Tenant does not contest the same as herein provided. If Landlord shall make such payment, Landlord shall thereupon be entitled to repayment by Tenant on demand as Additional Rent hereunder.

                  Section 3.2. Tenant shall have the right to protest and contest any Impositions imposed against the Property or any part thereof, provided (a) the same is done at Tenant's sole cost and expense, (b) nonpayment will not subject the Property or any part thereof to sale or other liability by reason of such nonpayment, (c) Landlord shall have the right to require Tenant to post a bond or other reasonable security with Landlord in order to assure timely and complete performance by Tenant of its obligations hereunder and (d) such contest shall not subject Landlord or the holder (the "Mortgagee") of any mortgage or deed of trust (a "Mortgage") encumbering all or any part of the Property to the risk of any criminal or civil liability.

                  Section 3.3. To the extent permitted by law, Tenant shall have the right to apply for the conversion of any Impositions to make the same payable in annual installments over a period of years, and upon such conversion Tenant shall pay and discharge said annual installments as they shall become due and payable. If such Impositions either (a) are initially imposed prior to the last three years of the Term (as the same may be extended) or (b) reflect assessments for public improvements initiated or requested by Tenant, Tenant shall pay all such deferred installments prior to the expiration or sooner termination of the Term, notwithstanding that such installments shall not then be due and payable; provided, however, that (x) any Impositions other than one converted by Tenant so as to be payable in annual installments as aforesaid or
(y) Impositions which are converted by Tenant so as to be payable in annual installments during the last three years of the Term and which in either event, relate to a fiscal period of the taxing authority, a part of which is included in a period of time after the Expiration Date, shall (whether or not such Impositions shall be assessed, levied, confirmed, imposed or become payable, during the Term) be adjusted between Landlord and Tenant as of the Expiration Date, so that Landlord shall pay that portion of such Impositions which relate to that part of such fiscal period included in the period of time after the Expiration Date, and Tenant shall pay the remainder thereof.

                  Section 3.4. If at any time during the Term, a tax or excise on Rents or other tax, however described, is levied or assessed with respect to the Rent or any part thereof (as opposed to the income of Landlord) or against Landlord as a substitute in whole or in part for any Impositions theretofore payable by Tenant, other than taxes referenced in Section 3.5 below, Tenant shall pay and discharge such tax or excise on Rents or other tax before it becomes delinquent, and the same shall be deemed to be an Imposition levied against the Property.

                  Section 3.5. Except as set forth in Section 3.4 above, Tenant shall not be obligated to pay any franchise, excise, corporate, estate, inheritance, succession, capital, levy or transfer tax of Landlord or any income, profits or revenue tax upon the income of Landlord.

                  Section 3.6. In the event that Landlord is required pursuant to the terms of any Mortgage to make monthly or other tax escrow payments to any Mortgagee, or in the event that a Default occurs, Tenant agrees that, on demand made by Landlord, it shall: (a) deposit with Mortgagee (or with Landlord if there is no Mortgage), on the day of demand and on the same day each month thereafter until thirty (30) days prior to the date when the next installment of impositions is due to the authority or other person to whom the same is paid, an amount equal to said next installment of Impositions divided by the number of months over which such deposits are to be made; and (b) thereafter during the Term deposit with Mortgagee (but not Landlord) an amount each month estimated by Mortgagee to be adequate to create a fund which, as each succeeding installment of Impositions becomes due, will be sufficient, thirty (30) days prior to such due date, to pay such installment in full; provided that the amount and other terms pertaining to such deposits shall otherwise be consistent with the terms and provisions of this Article 3. If at any time the amount of any Imposition is increased or Mortgagee believes that it will be, said monthly deposits shall be increased upon demand by Mortgagee so that, thirty (30) days prior to the due date for each installment of Impositions, there will be deposits on hand with Mortgagee (but not Landlord) sufficient to pay such installments in full. To the extent permitted by applicable law, Mortgagee shall not be required to deposit any such amounts in an interest bearing account. For the purpose of determining whether Mortgagee has on hand sufficient moneys to pay any particular Imposition at least thirty (30) days prior to the due date therefor, deposits for each category of Imposition shall be treated separately, it being the intention that Mortgagee shall not be obligated to use moneys deposited for the payment of an item not yet due and payable to the payment of an item that is due and payable. Notwithstanding the foregoing, it is understood and agreed that to the extent permitted by applicable law, deposits provided for hereunder may be held by Mortgagee in a single bank account and commingled with other funds of Mortgagee. Upon a transfer of the Property, the transferor shall be deemed to be released from all liability with respect to the deposits made hereunder to the extent that the transferor has transferred deposits of Impositions made hereunder to the transferee and Tenant agrees to look to the transferee solely with respect thereto, and the provisions hereof shall apply to each successive transfer of the said deposits. At such time as any Mortgage is released as a lien on the Property, any deposit made hereunder shall be transferred to a new Mortgagee, or if there is no Mortgage, to Landlord to be returned to Tenant.

                  Section 3.7. Landlord shall not be required to join in any proceedings referred to in this Article unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord, in which event, Landlord, at Tenant's sole risk and expense, shall join and cooperate in such proceedings or permit the same to be brought in its name but shall not be liable for the payment of any costs or expenses in connection with any such proceedings.

                  Section 3.8. The provisions of this Article 3 shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 4

                                 USE OF PROPERTY

                  Section 4.1. The Property may be used and occupied only for the purposes set forth in Article A, Section 4. In addition, Landlord agrees not to unreasonably withhold, condition or delay its consent to any other lawful use requested in writing by Tenant provided that: (a) at the time of such request, Tenant has a tangible net worth at least equal to or better than its tangible net worth on the Commencement Date, (b) such use will not result in the production, storage, use or release of Hazardous Materials in violation of
Article 18, (c) such use will not diminish the fair market value of the Property, and (d) such use will comply with all Permitted Encumbrances and all other terms of this Lease. Tenant shall not create or suffer to exist any public or private nuisance, hazardous or illegal condition or waste on or with respect to the Property.

                  Section 4.2. Tenant hereby represents and warrants to Landlord that all necessary certificates of occupancy, permits, licenses and consents from any or all appropriate governmental authorities have been obtained by or on behalf of Tenant and are in full force and effect as may be required by law for Tenant to occupy the Property and conduct business thereon.

                                    ARTICLE 5

                 CONDITION OF PROPERTY, ALTERATIONS AND REPAIRS

                  Section 5.1. Tenant has examined the Property, is familiar with the physical condition, expenses, operation and maintenance, zoning, status of title and use that may be made of the Property and every other matter or thing affecting or related to the Property, and is leasing the same in its "As Is" condition. Landlord has not made and does not make any representations or warranties whatsoever with respect to the Property or otherwise with respect to this Lease. Tenant assumes all risks resulting from any defects (patent or latent) in the Property or from any failure of the same to comply with any governmental law or regulation applicable to the Property or the uses or purposes for which the same may be occupied and Tenant hereby waives all claims with respect to the same, including without limitation, all tort and breach of warranty claims.

                  Section 5.2. During the Primary Term and each Extended Term, at Tenant's sole cost and expense, Tenant shall keep the Property and the adjoining sidewalks and curbs (unless third parties are responsible for the cleaning and maintenance of such adjoining sidewalks and curbs), if any, clean and in good condition and repair, free of accumulations of dirt, rubbish, snow and ice, and Tenant shall make all repairs and replacements, structural and non-structural, foreseen and unforeseen, and shall perform all maintenance, necessary to maintain the Property and any sidewalks and curbs adjacent thereto in good condition and repair (unless third parties are responsible for the cleaning and maintenance of such adjoining sidewalks and curbs). When used in this Section 5.2, the term "repairs" shall include all necessary additions, alterations, improvements, replacements, renewals and substitutions. All repairs made by Tenant shall be not less than equal in quality and class to the original Alteration and shall be made in compliance with all Requirements (hereinafter defined). Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations to the Property, and Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Property, and all costs and expenses incidental thereto.

                  Section 5.3. Landlord shall not be responsible for the cost of any alterations of or repairs to the Property of any nature whatsoever, structural or otherwise, whether or not now in the contemplation of the parties. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereinafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article 5.

                  Section 5.4. Tenant shall have the right at any time and from time to time during the Term to make, at its sole cost and expense, changes, alterations, additions or improvements (collectively, "Alterations") in or to the Property subject, in each case, to all of the following:

                  (a) No Alteration shall be undertaken except after fifteen
(15) days' prior notice to Landlord, provided that no such notice shall be required with respect to any nonstructural Alteration involving an estimated cost of less than the Threshold Amount (hereinafter defined) (as estimated by a licensed architect or engineer reasonably approved by Landlord) or involving an actual cost (based on a lump sum or guaranteed maximum price contract) less than the Threshold Amount.

                  (b) No structural Alteration, and no other Alteration involving an estimated cost of more than the Threshold Amount (as estimated by a licensed architect or engineer reasonably approved by Landlord) shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Tenant may make Alterations consisting of normal painting, carpeting, wall coverings, installation, removal or reconfiguration of cubicles, demountable wall partitions or other similar office installations and office decorations without Landlord's prior written consent.

                  (c) Any Alteration when completed shall be of such a character as not to reduce the value of the Property below its value immediately before such Alteration.

                  (d) No Alteration shall be performed by Tenant if the same would materially reduce the cubic content of the usable area of the Building, or weaken, temporarily or permanently, the structure of the Building or any part thereof, or impair any zoning or materially impair other amenities of the Property.

                  (e) The reasonable cost and expense of Landlord's, and the cost and expense of Mortgagee's review of any plans and specifications required to be furnished pursuant to Section 5.5 below shall be paid by Tenant to Landlord, within ten (10) days after demand, or, at the option of Landlord, as Additional Rent.

                  (f) For purposes of Sections 5.4 and 5.5,the "Threshold Amount" shall mean an amount equal to $250,000.00, exclusive of equipment. For purposes of determining the Threshold Amount, an Alteration shall include any series of related improvements (exclusive of equipment) whose cost, in the aggregate equals or exceeds $250,000.00.

                  (g) The provisions and conditions of Section 5.5 shall apply to any work performed by Tenant under this Article.

                  Section 5.5. Tenant agrees that all Alterations, repairs, Restoration and other work that Tenant shall be required or permitted to do under the provisions of this Lease (each hereinafter called the "Work") shall be
(i) performed in a first-class, workmanlike manner, and in accordance with all Requirements and all requirements set forth in the Ground Sublease, as well as any plans and specifications therefor which shall have been approved by Landlord to the extent that such approval is required hereunder, (ii) commenced and completed promptly and (iii) done in accordance with all of the following terms and conditions:

                  (a) If the Work shall (i) involve any structural repair, Alterations, Restoration or other Work, or (ii) cost in excess of the Threshold Amount, then the Work shall not be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by a licensed architect or engineer reasonably approved by Landlord shall have been submitted to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

                  (b) All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals and all approvals required pursuant to the Ground Sublease shall have been obtained by Tenant, at its own cost and expense, and the originals or certified copies thereof delivered to Landlord. Landlord will, on Tenant's written request, promptly execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall bear any expense or liability of Landlord in connection therewith.

                  (c) No Work costing more than $500,000.00 or affecting the structure of the Improvements shall be undertaken except under the supervision of a licensed architect or engineer approved by Landlord, which approval shall not be unreasonably withheld.

                  (d) If the Work will cost more than the $1,000,000.00 (as estimated in writing by a licensed architect or engineer reasonably approved by Landlord or based upon the actual cost of the Work based on a lump sum or guaranteed maximum price contract for the Work), it shall not be commenced until Tenant shall have obtained from its general contractor and delivered to Landlord, a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in the state in which the Property is located and reasonably satisfactory to Landlord), each in an amount equal to the estimated cost of such Work and in form otherwise reasonably satisfactory to Landlord.

                  (e) Subject to Tenant's contest rights pursuant to Section 11.4, the cost of all Work shall be paid promptly so that the Property and Tenant's leasehold estate therein shall at all times be free from (i) liens for labor or materials supplied or claimed to have been supplied to the Property or Tenant, and (ii) chattel mortgages, conditional sales contracts, title retention agreements, security interests and agreements, and financing agreements and statements.

                  (f) At all times when any Work is in progress, Tenant shall maintain or cause to be maintained with such companies and for such periods as Landlord may require (i) workmen's compensation insurance covering all persons employed in connection with the Work, in an amount at least equal to the minimum amount of such insurance required by law; and (ii) for the mutual protection of Landlord, Tenant and any Mortgagee, (1) builder's risk insurance, completed value form, covering all physical loss, in an amount reasonable satisfactory to Landlord, and (2) commercial general liability insurance against all hazards, with limits for bodily injury or death to any one person, for bodily injury or death to any number of persons in respect of any one accident or occurrence, and for Property damage in respect of one accident or occurrence in such amounts as Landlord may reasonably require. Such commercial general liability insurance may be satisfied by the insurance required under Section 6.1(a), but may be effected by an endorsement, if obtainable, upon the insurance policy referred to in said Section. The provisions and conditions of Article 6 hereof shall apply to any insurance which Tenant shall be required to maintain or cause to be maintained under this subsection.

                  (g) Upon completion of any Work, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Work required by any governmental or quasi-governmental authority and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Work (if the Work undertaken by Tenant required the filing of any plans with any governmental authority).

                  (h) The conditions of Section 5.4 shall have been complied with, to the extent applicable to the Work.

                  Section 5.6. Any Work shall be subject to inspection at any reasonable time and from time to time and when accompanied by a representative of Tenant (except in the event of an emergency), by Landlord, its architect and Mortgagee, or their duly authorized representatives, and if Landlord's architect or Mortgagee upon any such inspection shall be of the opinion, which opinion shall not be unreasonable, that the Work is not being performed substantially in accordance with the provisions of this Article 5 or the plans and specifications, or that any of the materials or Workmanship are not first-class or are unsound or improper, Tenant shall correct any such failure and shall replace any unsound or improper materials or workmanship.

                  Section 5.7. For purposes of this Lease, the word "structural" when used in connection with any Work shall mean Work affecting the load bearing walls, support beams, structural components of the roof, any replacement of the roof (whether or not of structural components), foundation of the Building or that affects the proper functioning of the Building's mechanical, electrical, sanitary, plumbing, heating, air-conditioning, ventilating, utility or any other service systems.

                  Section 5.8. All fixtures, structures and other improvements shall become the property of Landlord and shall remain upon and be surrendered with the Property other than (a) trade fixtures (including, without limitation, process equipment and compressors), (b) de-mountable wall partitions, and (c) those items listed on Exhibit "B", whether now installed or installed in or upon the Property at any time during the Term. Prior to the commencement of any Work, Landlord will, upon written request by Tenant, notify Tenant whether Landlord will require such Work to be removed from the Property prior to the Expiration Date or earlier termination of this Lease. If Tenant fails to request such determination at the time of any such Work, Landlord may notify Tenant no later than one hundred twenty (120) days prior to the Expiration Date, that Landlord elects to have the same removed by the Expiration Date at Tenant's expense. All property permitted or required to be removed by Tenant at the end of the Term remaining in the Property after Tenant's removal shall be deemed transferred and assigned to Landlord and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Property by Landlord at Tenant's expense. Tenant shall be responsible for, and shall reimburse Landlord within three (3) business days after written demand therefor, any damage to the Property caused in whole or in part by the removal or demolition of Tenant's fixtures, structures or other improvements which Tenant is required to remove pursuant to this Section 5.8 or which Tenant elects under the provisions of this Lease to remove. The provisions of this Section 5.8 shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 6

                                   INSURANCE

                  Section 6.1. Throughout the Primary Term and each Extended Term, Tenant shall, at its own cost and expense, provide and keep in force, for the benefit of Landlord, Tenant and any Mortgagee:

                  (a) broad form commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction and blanket contractual liability insurance and certified and non-certified acts of terrorism if reasonably available) protecting Landlord, Tenant and any Mortgagee against all claims for damages to person or property or for loss of life or of property occurring upon, in, or about the Property, if any, written on a per-occurrence basis with limits of liability of not less than $5,000,000.00 with respect to bodily injury and property damage arising from any one occurrence and $10,000,000.00 in general aggregate limit and an umbrella policy in an amount not less than $10,000,000.00 in excess coverage, or such greater limits as may be reasonably required from time to time by any Mortgagee or as may be reasonably required from time to time by Landlord consistent with insurance coverage on properties similarly constructed, occupied and maintained. Such coverage shall waive the insurer's rights of subrogation against Landlord;

                  (b) a standard all-risk property insurance policy in respect of the Property and all installations, additions and improvements which may now or hereafter be erected thereon, including, without limitation, Broad Form Flood (including back-up of sewers and drains, seepage and surface water), ICC, demolition coverage of not less than $5,000,000 and full coverage for Contingent Operation of Building Laws, and, to the extent required by any Mortgagee, Earthquake (if located within a seismic area), and certified and uncertified terrorism coverage in an amount equal to the full replacement value of the Property for non-certified terrorism and no reduction of limits for certified terrorism, all of the foregoing coverages shall be in an amount sufficient to prevent Landlord and Tenant from becoming co-insurers and in any event in an amount not less than one hundred percent (100%) of the actual replacement value thereof (i.e., including the cost of debris removal but excluding foundations and excavations) as reasonably determined by Landlord from time to time;

                  (c) business interruption insurance covering risk of loss due to the occurrence of any of the hazards covered by the insurance to be maintained by Tenant described in Section 6.1(b) with coverage, for a period of at least eighteen (18) months following the insured-against peril plus six (6) months extended period of indemnity coverage, of 100% of all Rent to be paid by Tenant under this Lease. Coverage under this section (c) arising out of an act of terrorism shall be limited to a period of twelve (12) months;

                  (d) Worker's compensation insurance (including employers, liability insurance) covering all persons employed at the Property by Tenant to the extent required by the laws and statutes of the state in which the Property is located, including, without limitation, during the course of Work to the Property;

                  (e) boiler insurance, if applicable, in an amount not less than one hundred percent (100%) of the actual replacement value thereof and of any improvements in which any such boiler is located (including the cost of debris removal but excluding foundations and excavations) as reasonably determined by Landlord from time to time which insurance includes combined direct damage and business interruption on a comprehensive basis subject to a deductible of no greater than $ 25,000;

                  (f) if a sprinkler system is located in the Building, sprinkler leakage insurance in amounts reasonably approved by Landlord; and

                  (g) such other or further insurance, in such amounts and in such form, as is customarily obtained by owners of properties similarly located, constructed, occupied and maintained and is available at commercially reasonable rates, or as otherwise reasonably required by any Mortgagee.

                  Section 6.2. Whenever under the terms of this Lease Tenant is required to maintain insurance for the benefit of Landlord, Landlord shall be
(a) an additional insured in all such liability insurance policies and (b) an additional named insured and as loss payee in all such property policies. In the event that the Property shall be subject to any Mortgage, the commercial general liability insurance shall, if required by such Mortgage, name the Mortgagee as an additional insured and all other insurance provided hereunder shall name the Mortgagee as an additional insured under a standard "non-contributory mortgagee" endorsement or its equivalent. All policies of insurance shall provide that such coverage shall be primary and that any insurance maintained separately by Landlord or the Mortgagee shall be excess insurance only, except as otherwise provided in Section 6.10 below. The original certificates of insurance and endorsements for all policies required to be maintained by Tenant under this Lease and legible copies of the original property policies shall be delivered to Landlord and any Mortgagee.

                  Section 6.3. The amounts payable under any and all insurance policies insuring against property damage to the Building shall, subject to
Article 7, be made available or "paid over" to Mortgagee or, if there is none, to Landlord. All property insurance policies required by this Lease shall provide that all adjustments for claims with the insurers in excess of Fifty Thousand Dollars ($50,000.00) (exclusive of any deductible) shall be made with Landlord, Tenant and any Mortgagee. Subject to the terms of any Mortgage, any adjustments for claims with the insurers involving sums of Fifty Thousand Dollars ($50,000.00) (exclusive of any deductible) or less shall be made with Tenant.

                  Section 6.4. All of the above-mentioned insurance policies and/or certificates shall be obtained by Tenant and delivered to Landlord on or prior to the date hereof, and thereafter as provided for herein, and shall be written by insurance companies: (a) rated A:X or better in "Best's Insurance Guide" (or any substitute guide acceptable to Landlord); (b) authorized to do business in the state where the Property is located; and (c) of recognized responsibility and which are satisfactory to Landlord and any Mortgagee. Any deductible amounts shall not exceed $25,000 per occurrence under any property insurance policy and liability insurance policy hereunder. In the event any of Tenant's insurance policies contain deductible amounts, Tenant agrees to pay the amount of such deductibles in the event of a claim.

                  Section 6.5. At least thirty (30) days prior to the expiration of any policy or policies of such insurance, Tenant shall renew such insurance, by delivering to Landlord or Mortgagee, within the said period of time, certificates of insurance (followed by copies of original policies within a reasonable period of time) evidencing the coverage described in this Article 6. All coverage described in this Article 6 shall provide Landlord and Mortgagee with thirty (30) days' notice of cancellation or change in terms. If Tenant shall fail to procure the insurance required under this Article 6 in a timely fashion or to deliver certificates of insurance and the original policies as required hereunder, Landlord may, at its option and in addition to Landlord's other remedies in the event of a Default by Tenant, upon not less than three (3) business days written notice to Tenant (unless Tenant's insurance will expire prior thereto, in which event no such prior notice shall be required), procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

                  Section 6.6. Tenant shall not violate, or permit to be violated, any of the conditions of any of the said policies of insurance, and Tenant shall perform and satisfy the requirements of the companies writing such policies so that companies of good standing, reasonably satisfactory to Landlord, shall be willing to write and/or continue such insurance.

                  Section 6.7. Tenant shall not carry separate or additional insurance effecting the coverage described in Section 6.1 (b) and (c), concurrent in form and contributing in the event of any loss or damage to the Property with any insurance required to be obtained by Tenant under this Lease, unless such separate or additional insurance shall comply with and conform to all of the provisions and conditions of this Article. Tenant shall promptly give notice to Landlord of such separate or additional insurance.

                  Section 6.8. The insurance required by this Lease, at the option of Tenant, may be effected by blanket and/or umbrella policies issued to Tenant covering the Property and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Property the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises named therein, and if the insurance required by this Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord or Mortgagee certified copies or duplicate originals of such policies in place of the originals, with schedules thereto attached showing the amount of insurance afforded by such policies applicable to the Property.

                  Section 6.9. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance, as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance, but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease and damages, costs and expenses of suit suffered or incurred by reason of damage to, or destruction of, the Property, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

                  Section 6.10. Anything is this Article 6 to the contrary notwithstanding, Landlord shall on the Commencement Date obtain and maintain during the Term of this Leasethe insurance coverages provided for in Section 6.1 (other than liability insurance for Tenant's operations, business interuption insurance for Tenant's operations and workers' compensation for Tenant's employees pursuant to Section 6.1(d) above) in accordance with the requirements of this Article 6. Landlord shall submit to Tenant, and Tenant shall pay as Additional Rent, the invoices for the premiums for the insurance coverages obtained by Landlord which shall be billed at Landlord's actual cost as allocated to the Property and which shall be payable within ten (10) days of delivery to Tenant. In the event that after the Commencement Date, Landlord elects to no longer obtain and maintain the insurance coverages provided for in
Section 6.1, Landlord shall give Tenant not less than thirty (30) days notice thereof in which event Tenant shall obtain and maintain the insurance coverages provided for in Section 6.1 in accordance with the requirements of this Article 6 with Landlord retaining the right to thereafter obtain and maintain such insurance coverages on not less than thirty (30) days notice to Tenant in which event the provisions of this Section 6.1 shall apply.

                                    ARTICLE 7

                              DAMAGE OR DESTRUCTION

                  Section 7.1. (a) If the Property or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, (i) Landlord shall, subject to Sections
7.2 and 7.3, pay over to Tenant, upon the terms set forth in Section 7.2, any moneys which may be recovered by Landlord from property insurance, (ii) this Lease shall be unaffected thereby and shall continue in full force and effect, and (iii) Tenant shall, at Tenant's sole cost and expense, expeditiously and in a good and workmanlike manner, cause such damage or destruction to be remedied or repaired (the "Restoration") by restoring the Property to its condition immediately prior to such damage, or destruction. All Restoration Work shall be performed in accordance with the provisions of this Lease, including, without limitation, the provisions of Sections 5.4 and 5.5 hereof. Tenant hereby waives the provisions of any law or statute to the contrary and agrees that the provisions of this Article shall govern and control in lieu thereof. If Tenant shall fail or neglect to restore the Property with reasonable diligence, or having so commenced such Restoration, shall fail to complete the same with reasonable diligence, or if prior to the completion of any such Restoration by Tenant, this Lease shall expire or be terminated for any reason, Landlord shall have the right, but not the obligation, to complete such Restoration at Tenant's cost and expense and the cost thereof shall be payable on demand as Additional Rent, together with interest thereon at the Default Rate. In addition, if Landlord so completes the Restoration as provided hereunder, Landlord shall be entitled to a supervision fee in the amount equal to two and one-half percent (2 1/2 %) of the cost of the Restoration Work from Tenant to compensate Landlord for administering the Restoration.

                  (b) Notwithstanding anything contained herein to the contrary, provided (i) a material portion of the Property is damaged or destroyed by fire or other casualty and such damage is of such a nature that the Restoration cannot be substantially completed within eighteen (18) months after the occurrence of the casualty (it being agreed that substantial completion means that the Property can then be lawfully occupied by Tenant no later than the end of such period), as estimated by a licensed architect or engineer retained by Tenant and reasonably approved by Landlord (for purposes of such estimate, such Restoration shall not include Alterations made by Tenant and installation of personal property, equipment and trade fixtures of Tenant), (ii) there is then no Event of Default (including without limitation any uncured Event of Default with respect to the matters set forth in Article 6), (iii) the insurance proceeds actually available to Landlord for Restoration, together with any other funds Tenant may elect to contribute, equal or exceed the cost of such Restoration (as estimated in writing by a licensed architect retained by Landlord), and (iv) such amounts are paid to Landlord, Tenant may terminate this Lease in which event this Lease shall be of no further force and effect as of the date of such termination, except that any obligation or liability of Tenant, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

                  Section 7.2. Subject to the provisions of this Article 7, Landlord shall pay over to Tenant from time to time, upon the following terms, any moneys which may be received by Landlord from property insurance provided by Tenant but, in no event, to any extent or in any sum exceeding the amount actually collected by Landlord upon the loss; provided, however, that Landlord, before paying such moneys over to Tenant, shall be entitled to reimburse itself therefrom to the extent, if any, of the reasonable out-of-pocket expenses actually paid or incurred by Landlord in collection of such moneys. Landlord shall pay to Tenant, as herein provided, the aforesaid insurance proceeds, for the purpose of Restoration to be made by Tenant to restore the Property to a value which shall be not less than their value prior to such fire or other casualty. Prior to making any Restoration, Tenant shall furnish Landlord with an estimate of the cost of such Restoration, prepared by a licensed architect or engineer reasonably approved by Landlord. Such insurance proceeds shall be paid to Tenant from time to time thereafter in installments as the Restoration progresses, upon application to be submitted by Tenant to Landlord showing the cost of labor and material incorporated in the Restoration, or incorporated therein since the last previous application, and paid for by Tenant. If any vendor's, mechanic's, laborer's, or materialman's lien is filed against the Property or any part thereof, or if any public improvement lien is created or permitted to be created by Tenant and is filed against Landlord, or any assets of, or funds appropriated to, Landlord, Tenant shall not be entitled to receive any further installment until such lien is satisfied or otherwise discharged, unless such lien is contested by Tenant in good faith and Tenant has obtained and delivered a bond issued by a surety, in an amount equal to the lien amount and in form otherwise reasonably satisfactory to Landlord. The amount of any installment to be paid to Tenant shall be such proportion of the total insurance moneys received by Landlord as the cost of labor and materials theretofore incorporated by Tenant in the Restoration bears to the total estimated cost of the Restoration by Tenant, less (a) all payments theretofore made to Tenant out of said insurance proceeds, and (b) ten percent (10%) of the amount so determined, provided that Landlord shall release the ten percent (10%) retention with respect to any contractor, subcontractor, trade or supplier which (x) has completed its work as certified by Tenant and Tenant's architect, if one is required pursuant hereto and (y) such contractor, subcontractor, trade or supplier has delivered an unconditional lien waiver with respect to its work or materials if the value thereof is in excess of $100,000. Upon completion of and payment for the Restoration by Tenant, including reimbursement to Tenant of such ten percent (10%) retention, to the extent not previously released, the balance of any and all insurance proceeds held by Landlord shall be paid to Landlord. In the event that the insurance proceeds are insufficient for the purpose of paying for the Restoration, Tenant shall nevertheless be required to make the Restoration and pay any additional sums required for the Restoration in accordance with the provisions of Section 7.4 hereof. Notwithstanding the foregoing, if Landlord makes the Restoration at Tenant's expense, as provided in
Section 7.1 hereof, then Landlord shall use any amounts held by Landlord to pay for the cost of such Restoration. Notwithstanding anything contained herein to the contrary, Tenant may retain insurance proceeds for any Restoration the estimated cost of which is less than $100,000, provided Tenant uses such proceeds for such Restoration.

                  Section 7.3. When insurance proceeds are retained by Landlord pursuant to Section 7.2 above, Landlord may impose reasonable conditions precedent to the disbursement of each payment made to Tenant as provided in
Section 7.2 above, including the following:

                  (a) there shall be submitted to Landlord the certificate from Tenant or if the restoration amount equals or exceeds $1,000,000, a certificate of the aforesaid architect, stating (i) that the sum then requested to be withdrawn either has been paid by Tenant and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of such persons in respect thereof, and stating in reasonable detail the progress of the Work up to the date of said certificate, (ii) that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, (iii) that the sum then requested does not exceed ninety (90%) percent of the cost of the services and materials described in the certificate, except with respect to such contractors or subcontractors who have completed their portion of the Work (as certified by the architect, or if there is no architect, Tenant) and provided final lien waivers and (iv) that the balance of any insurance proceeds held by Landlord, together with such other sums, if any, which Tenant has made or will (for which evidence of Tenant's intention and ability shall be to Landlord's reasonable satisfaction) make available for the Restoration in accordance with Section 7.4 hereof and to Landlord's satisfaction will be sufficient upon completion of the Restoration to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion;

                  (b) there shall be furnished to Landlord an official search, or a certificate of a title insurance company satisfactory to Landlord, or other evidence satisfactory to Landlord, showing that there has not been filed any vendor's, mechanic's, laborer's or materialman's statutory or other similar lien affecting the Property or any part thereof, or any public improvement lien created or permitted to be created by Tenant affecting Landlord, or the assets of, or funds appropriated to, Landlord, which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be withdrawn, or unless any such lien is contested by Tenant in good faith and Tenant has obtained and delivered a bond issued by a surety, in an amount equal to the lien amount and in form otherwise reasonably satisfactory to Landlord; and

                  (c) at the time of making such payment, no Default shall have occurred and be continuing.

                  Section 7.4. If the estimated cost of any Restoration, determined as provided in Section 7.2 hereof, exceeds the net insurance proceeds then, prior to the commencement of any Restoration, Tenant hereby covenants to obtain from its general contractor and deliver to Landlord a bond, or other security satisfactory to Landlord in the amount of such excess, to be held and applied by Landlord in accordance with the provisions of Section 7.2 hereof, as security for the completion of the Work, free of public improvement, vendor's, mechanic's, laborer's or materialman's statutory or other similar liens.

                  Section 7.5. As material consideration to Landlord for its agreement to enter into this Lease, the parties agree that, except as expressly set forth in the provisions of this Article 7, (i) this Lease shall not terminate or be forfeited or be affected in any manner, and there shall be no reduction or abatement of the Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of the Property or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any damage or destruction to the Property from any cause whatsoever, and, (ii) notwithstanding any law or statute, present or future, Tenant waives any and all rights to quit or surrender the Property or any part thereof on account of any damage or destruction of the Property. Tenant expressly agrees that its obligations hereunder, including the payment of Rent payable by Tenant hereunder, shall continue as though the Property had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind.




                                    ARTICLE 8

                                  CONDEMNATION

                  Section 8.1. If the whole or substantially all of the Property shall be taken by condemnation or other eminent domain proceedings pursuant to any law, general or special, then at Tenant's option, this Lease and the Term shall terminate and expire on the date of such taking and the Rent payable by Tenant hereunder shall be apportioned as of the date of such taking. If Tenant chooses to execute the option to cancel the Lease provided for herein, Tenant shall notify Landlord in writing within thirty (30) days of the date that Tenant receives notice of such taking. For purposes of this Article 8 "substantially all of the Property" shall be deemed to mean such portion of the Property as, when so taken, would leave remaining a balance of the Property which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not under economic conditions, applicable zoning laws, building regulations then existing or prevailing, readily accommodate Tenant's business existing at the date of such taking and after performance of all covenants, agreements, terms and provisions herein and by law provided to be performed and paid by Tenant. Tenant, in cooperation with Landlord, shall have the right to participate in any condemnation proceedings and be represented by counsel for the purpose of protecting its interests hereunder. Landlord agrees that it will not enter into any agreement with any condemning authority in settlement of or on the threat of any condemnation or other eminent domain proceeding affecting the Property without the consent of Tenant, which consent shall not be unreasonably withheld or delayed.

                  Section 8.2. If only a portion of the Property shall be so taken and Section 8.1 does not apply, this Lease shall be unaffected by such taking, and Tenant shall continue to pay the Fixed and Additional Rent pursuant to Article 2 except that the Rent shall be equitably reduced to a just and appropriate amount according to the nature and extent of the taking as mutually agreed in writing by Landlord and Tenant. In no event, however, shall Additional Rent be reduced as a result of any such taking.

                  Section 8.3. (a) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this
Article 8 without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award, except as otherwise provided in Section 8.1 hereof. Tenant hereby assigns to Landlord all of its right, title and interest in or to every such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, to the extent permitted by law, for the value of Tenant's loss of good will, inventory, movable trade fixtures, machinery and moving expenses, provided that the making of such claim does not adversely affect or diminish Landlord's award.

                  (b) Notwithstanding the foregoing, in the event Section 8.2 is applicable, Landlord shall pay over to Tenant from time to time any moneys which may be received by Landlord on account of exercise of the power of eminent domain with respect to the Property, provided, however, that Landlord, before paying such moneys over to Tenant, shall be entitled to reimburse itself therefrom to the extent, if any, of the expenses paid or incurred by Landlord in the collection of such moneys. Such moneys shall be paid over to Tenant solely for purposes of the Restoration of the Property, on the terms and subject to the conditions set forth in Article 7, as if, for this purpose, such moneys were insurance proceeds resulting from casualty to the Property. Tenant agrees to undertake such Restoration on such terms and subject to such conditions. Any funds remaining after the completion of such Restoration shall belong to and be retained by Landlord.

                  Section 8.4. In the event of any taking of the Property which does not result in a termination of this Lease, Tenant at Tenant's expense, subject to the provisions of Articles 5 and 7 and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to Restore the remaining parts of the Property to substantially the condition existing immediately prior to the date of taking to the extent that the same may be feasible and so as to constitute a complete and tenantable Property. If the proceeds of such award or awards are not sufficient to pay the full cost thereof as estimated by a licensed architect or engineer approved by Landlord, Tenant shall pay such deficit, and if the cost of the Restoration will cost more than $1,000,000, Tenant shall obtain from its general contractor and deliver to Landlord a bond or other security reasonably satisfactory to Landlord and Mortgage in the amount of such deficiency to be held as security for the completion of such Work. If, upon completion of Restoration any portion of the award shall remain, Landlord shall retain same.

                  Section 8.5 If during the Initial Term, the temporary use or occupancy of all or any part of the Property shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, Landlord shall be entitled to receive all of the award for such taking and this Lease shall continue and remain unaffected by such taking. If the temporary use or occupancy of all or any part of the Property shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Primary Term or any Extended Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, and unless a Default shall occur and be continuing, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Property and, if so awarded, for the taking of Tenant's loss of good will, inventory, movable trade fixtures, machinery and for moving expenses, and that portion which represents reimbursement for the cost of Restoration of the Property. This Lease shall be and remain unaffected by such taking and Tenant shall be responsible for all obligations hereunder not affected by such taking and shall continue to pay in full when due the Fixed Rent, Additional Rent and all other sums required to be paid by Tenant pursuant to the provisions of this Lease. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Property (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period to and including the Expiration Date and Landlord shall receive so much as represents the period subsequent to the Expiration Date and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of Restoration of the Property and the remainder of such award.

                  Section 8.6. In case of any governmental action, not resulting in the taking or condemnation of any portion of the Property but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Property abut, this Lease shall continue in full force and effect without reduction or abatement of Rent and the award shall be paid to Landlord.

                                    ARTICLE 9

                            ASSIGNMENT AND SUBLETTING

                  Section 9.1. (a) Tenant shall not sell, assign, mortgage or otherwise transfer (a "Transfer") all or any portion of its interest in this Lease without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and any Mortgagee and to the extent required, the Ground Lessee. Landlord's consent shall not be considered unreasonably withheld if (i) the proposed transferee's financial condition does not meet Landlord's criteria, provided however, that the proposed transferee's financial condition shall not require Landlord's review and approval where the proposed Transfer is a sublease and provided further, that for any other proposed Transfer, if the proposed transferee's net worth equals or exceeds that of Tenant at the Commencement Date, the transferee shall be deemed financially responsible; (ii) the proposed transferee's business is not suitable for the Building; (iii) the proposed use is different than the permitted use pursuant to Article A, Section 4, (iv) the proposed transferee is a government agency; or
(v) there is an Event of Default outstanding. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer.

                  (b) Tenant shall have the right to sublease all or any portion of the Property without Landlord's consent provided that (i) such sublease (a "Sublease") is in full compliance with the use restrictions set forth in this Lease, (ii) Tenant shall provide Landlord with a fully executed and complete copy of the Sublease prior to its commencement date and (iii) such Sublease shall otherwise comply with the requirements of this Article 9 with respect to Subleases.

                  (c) Notwithstanding anything to the contrary herein, Tenant may, without the written consent of, but with written notice to, Landlord, assign, transfer or sublet to any Affiliate of Tenant, provided such Affiliate remains an Affiliate of Tenant and such Transfer is subject to the remaining provisions of this Article 9. For purposes of this Article 9, the term Affiliate shall mean any entity controlling, controlled by or under common control with Tenant and the terms "control" or "controlling" shall mean possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of any person or entity, whether through the ownership of voting securities, or partnership interest, by contract or otherwise.

                  Section 9.2 If Tenant shall desire Landlord's consent to a Transfer, Landlord shall be given not less than twenty (20) days' advance written notice of the proposed effective date of such Transfer, which written notice shall be delivered to Landlord together with (a) either an executed counterpart or, if unavailable, a copy of the proposed instrument(s) of the Transfer and (b) such other documents as Landlord may reasonably request.

                  Section 9.3 Any consent by Landlord under this Article 9 shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining the prior written consent of Landlord to any further Transfer of this Lease. No Transfer or Sublease of all or a portion of this Lease shall release or relieve the transferor from any obligations of Tenant hereunder, or Guarantor from its obligations under the Guaranty and the transferor and Guarantor shall remain liable for the performance of all obligations of Tenant hereunder. Any Transfer hereunder (regardless of whether the consent of Landlord is required) shall be only for the permitted use pursuant to Article A, Section 4 and for no other purpose.

                  Section 9.4. In the event of a Sublease, Tenant shall cause each subtenant permitted pursuant to this Article 9 (a "Subtenant") to comply with its obligations under its respective sublease, and Tenant shall diligently enforce all of its rights as the sublandlord thereunder in accordance with the terms of such Sublease and this Lease.

                  Section 9.5. The fact that a violation or breach of any of the terms, provisions or conditions of this Lease results from or is caused by an act or omission by any of the subtenants shall not relieve Tenant of Tenant's obligation to cure the same. Tenant shall take all necessary steps to prevent any such violation or breach.

                  Section 9.6. If this Lease is assigned or sublet, Landlord may, after termination of this Lease, collect Rent from the assignee or subtenant, and apply the net amount collected to the Rent herein reserved, but no such assignment or collection shall be deemed a waiver of Tenant's covenant to pay Rent, or the acceptance of the assignee or subtenant as tenant, or a release of Tenant from the further performance by Tenant of the terms, covenants, and conditions on the part of Tenant to be observed or performed hereunder. After any assignment, Tenant's liability with respect to any subsequent modification or amendment hereof shall apply only to the extent that Tenant has consented to such modification or amendment and with respect to those obligations hereunder which have not been increased by such modification or amendment. In addition, Tenant's liability shall continue in the event that Landlord elects to release any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance. The consent by Landlord to any Transfer shall not in any way be construed to relieve Tenant from obtaining the express written consent of Landlord to any further Transfer.

                  Section 9.7. (a) If the proposed Transfer constitutes the sale or assignment of all of the membership interests in Tenant and the successor entity provides to Landlord a new guarantor in substitution of the Guarantor, Landlord shall release the Guarantor named herein from any further liability under the Guaranty arising from and after the effective date of such Transfer if
(i) the successor tenant or corporate guarantor of this Lease either has a tangible net worth of not less than $200 million or its senior unsecured debt is rated BBB- or better by Standard & Poor's Rating Group and Baa 3 by Moody's Inc.; (ii) there is no Event of Default then outstanding; and (iii) Tenant otherwise complies with the requirements of Sections 9.1 and 9.3. Tenant shall have the right to effect compliance of subsection (i) of the preceding sentence by a guaranty of this Lease in form and content acceptable to Landlord from a parent of the successor owner or an Affiliate thereof.

                           (b) Notwithstanding anything to the contrary
contained herein, and except as set forth in Section 9.7(a), Tenant may assign its entire interest under this Lease or sublet the Property to an Affiliate of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided:
(i) there is no uncured Event of Default then outstanding; (ii) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if continuing or surviving corporation shall own all or substantially all of the assets of Tenant and shall have a net worth which is at least equal to Tenant's net worth on the Commencement Date; and (iii) such proposed transferee operates the business in the Premises for the permitted use pursuant to Article A,
Section 4 and no other purpose. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer.

                  Section 9.8. Tenant covenants and agrees that all Subleases hereafter entered into affecting the Property shall provide that (a) they are subject to this Lease and each subtenant shall comply with the terms, covenants and conditions of Lease, excepting only (i) the obligation to pay Fixed Rent as provided in this Lease and (ii) the Term of this Lease, (b) the term thereof should end one (1) day or more prior to the Expiration Date hereof, but not later than one (1) day prior to the Expiration Date hereof, unless Landlord shall consent otherwise, which consent may be withheld in Landlord's sole discretion, (c) the subtenants will not do, authorize or execute any act, deed or thing whatsoever or fail to take any such action which will or may cause Tenant to be in violation of any of its obligations under this Lease, (d) the subtenants will not pay rent or other sums under the Subleases with Tenant for more than one (1) month in advance, (e) the subtenants shall give to Landlord at the address and otherwise in the manner specified in Section 20.8 hereof, a copy of any notice of default by Tenant as the sublandlord under the subleases at the same time as, and whenever, any such notice of default shall be given by the subtenants to Tenant, and (f) in the event of the termination or expiration of this Lease prior to the Expiration Date hereof, any such subtenant, at Landlord's election (in its sole and absolute discretion) or as may be required by law, shall be obligated to attorn to and recognize Landlord as the lessor under such Sublease, in which event such Sublease shall continue in full force and effect as a direct lease between Landlord and the subtenant upon all the terms and conditions of such Sublease, except as hereinafter provided. If Landlord does not elect to require such attornment, the termination of this Lease shall effect the immediate termination of such Sublease, the subtenant shall immediately surrender physical possession of the Property to Landlord and Landlord shall be without duty or liability to such subtenant by reason of the early termination of its Sublease. Any attornment required by Landlord of such subtenant shall be effective and self-operative as of the date of any such termination or expiration of this Lease without the execution of any further instrument; provided, however, that such subtenant shall agree, upon the request of Landlord, to execute and deliver any such instruments in recordable form and otherwise in form and substance satisfactory to Landlord to evidence such attornment. With respect to any attornment required by Landlord of any subtenant hereunder, (i) at the option of Landlord, Landlord shall recognize all rights of Tenant as the lessor under such Sublease and the subtenant thereunder shall be obligated to Landlord to perform all of the obligations of the subtenant under such Sublease and (ii) Landlord shall have no liability, prior to its becoming lessor under such Sublease, to such subtenant nor shall the performance by such subtenant of its obligations under the Sublease, whether prior to or after any such attornment, be subject to any defense, counterclaim or setoff by reason of any default by Tenant in the performance of any obligation to be performed by Tenant as lessor under such Sublease, nor shall Landlord be bound by any prepayment of more than one (1) month's rent unless such prepayment shall have been expressly approved in writing by Landlord. The provisions of this Section
9.8 shall survive the expiration or earlier termination of the Term.

                  Section 9.9. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of Title 11 of the United States Code or any statute of similar purpose or nature (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt of such offer by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall file any application or motion with a court of competent jurisdiction for authority and approval to enter into such assumption and assignment. Such notice shall set forth (a) the name and address of the assignee, (b) all of the terms and conditions of such offer, and (c) the proposal for providing adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in
Section 365 of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease from and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption.

                  Section 9.10. The term "adequate assurance of future performance" as used in this Lease shall mean (in addition to the assurances called for in Bankruptcy Code Section 365(l)) that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease an amount equal to the greater of (i) three (3) times the then monthly Fixed Rent and Additional Rent or (ii) such other amount deemed by the Bankruptcy Court to be reasonably necessary for the adequate protection of Landlord under the circumstances, as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth at least equal to the amount of the deposit referenced in (a) above, (c) if determined by the Bankruptcy Court to be appropriate under the circumstances, grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

                  Section 9.11. The provisions of Sections 9.6, 9.7, 9.8, 9.9, and 9.10 hereof shall survive the expiration or earlier termination of this Lease.

                  Section 9.12. In no event shall Tenant mortgage, encumber, pledge, grant a security interest in, collaterally assign or conditionally transfer this Lease or any Subleases or any of the rents, issues and profits therefrom.

                                   ARTICLE 10

                                  SUBORDINATION

                  Section 10.1. This Lease shall be subject and subordinate to all Mortgages now or hereinafter in effect and to all renewals, modifications, consolidations, replacements and extensions of any such Mortgages; provided, however, that the Mortgagee shall execute and deliver to Tenant an agreement in such form as may be reasonably requested by the Mortgagee (the "Non-Disturbance Agreement") to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, unless necessary under applicable law for the Mortgagee to foreclose, or if there shall be a foreclosure of such Mortgage, such Mortgagee shall not evict Tenant, disturb Tenant's leasehold estate or rights hereunder, in all events provided that no Event of Default then exists, and Tenant shall attorn to the Mortgagee or any successor-in-interest to Landlord or the Mortgagee. Tenant shall, together with the Mortgagee, execute and deliver promptly any certificate or further agreement that Landlord may request in confirmation of such subordination. If, in connection with the financing of the Property, any lending institution or Landlord shall request reasonable modifications of this Lease that do not increase the monetary obligations of Tenant under this Lease or materially increase the other obligations of Tenant under this Lease or materially and adversely affect the rights of Tenant under this Lease, Tenant shall make such modifications. Any Non-Disturbance Agreement may be made on the condition that neither the Mortgagee nor anyone claiming by, through or under such Mortgagee shall be:

                  (a) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

                  (b) subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

                  (c) bound by any payment of Rent which Tenant might have paid for more than the current month to any prior Landlord (including, without limitation, the then defaulting Landlord), or

                  (d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Landlord succeeded to any prior Landlord's interest (other than in connection with the release of insurance proceeds and/or condemnation awards), or

                  (e) bound by any obligation to perform any work or to make improvements to the Property.


                  If required by any Mortgagee, Tenant promptly shall join in any Non-Disturbance Agreement to indicate its concurrence with the provisions thereof and its agreement, in the event of a foreclosure of any Mortgage or the cancellation, expiration or termination of any superior lease to attorn to such Mortgagee, as Tenant's landlord hereunder. Tenant shall promptly accept, execute and deliver any Non-Disturbance Agreement proposed by any Mortgagee which conforms with the provisions of this Section 10.1. Any Non-Disturbance Agreement may also contain other terms and conditions as may otherwise be required by any Mortgagee which do not materially increase Tenant's monetary obligations or materially and adversely affect the rights or obligations of Tenant under this Lease.

                  Section 10.2. Tenant hereby agrees to give to any Mortgagee copies of all notices given by Tenant of default by Landlord under this Lease at the same time and in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, provided the name and address of such Mortgagee has been furnished in writing to Tenant. Such Mortgagee shall have the right to remedy any default under this Lease, or to cause any default of Landlord under this Lease to be remedied, and for such purpose Tenant hereby grants such Mortgagee such period of time as may be reasonable to enable such Mortgagee to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default which is a default. Tenant shall accept performance by such Mortgagee of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No default under the Lease shall exist or shall be deemed to exist (a) as long as such Mortgagee, in good faith, shall have commenced to cure such default and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (b) if possession of the Property is required in order to cure such default, or if such default is not susceptible of being cured by such Mortgagee, as long as such Mortgagee, in good faith, shall have notified Tenant that such Mortgagee intends to institute proceedings under the Mortgage and, thereafter, as long as such proceedings shall have been instituted and shall prosecute the same with reasonable diligence and, after having obtained possession, prosecutes the cure to completion with reasonable diligence. Neither such Mortgagee nor its designee or nominee shall become liable under the Lease unless and until such Mortgagee or its designee or nominee becomes, and then only for so long as such Mortgagee or its designee or nominee remains, the fee owner of the Property. Such Mortgagee shall have the right, without Tenant's consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of such Mortgage.

                                   ARTICLE 11

                              OBLIGATIONS OF TENANT

                  Section 11.1. Tenant shall promptly comply with all laws, ordinances, orders, rules, regulations, and requirements of all federal, state, municipal or other governmental or quasi-governmental authorities or bodies then having jurisdiction over the Property (or any part thereof) and/or the use and occupation thereof by Tenant, whether any of the same relate to or require (a) structural changes to or in and about the Property, or (b) changes or requirements incident to or as the result of any use or occupation thereof or otherwise (collectively, the "Requirements"), and subject to Article 7, Tenant shall so perform and comply, whether or not such laws, ordinances, orders, rules, regulations or requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto.

                  Section 11.2(a). Tenant agrees to give Landlord notice of any law, ordinance, rule, regulation or requirement which to Tenant's knowledge is enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting in a material adverse manner (i) the Property, or (ii) Tenant's use thereof, a copy of which is served upon or received by Tenant, or a copy of which is posted on, or fastened or attached to the Property, or otherwise brought to the attention of Tenant, by mailing within seven (7) business (or such later time if such disclosure would violate applicable securities laws or regulations) days after such service, receipt, posting, fastening or attaching or after the same otherwise comes to the attention of Tenant, a copy of each and every one thereof to Landlord. At the same time, Tenant will inform Landlord as to the Work which Tenant proposes to do or take in order to comply therewith.

                  (b) Notwithstanding the foregoing, however, if such Work would require any Alterations which would, in Landlord's opinion, reduce the value of the Property or change the general character, design or use of the Building or other improvements thereon, and if Tenant does not desire to contest the same, Tenant shall, if Landlord so requests, defer compliance therewith in order that Landlord may, if Landlord wishes, contest or seek modification of or other relief with respect to such Requirements, so long as Tenant is not put in violation of any law, ordinance, rule, regulation or requirement enacted, passed, promulgated, made, issued or adopted by any such governmental departments or agencies or authorities, but nothing herein shall relieve Tenant of the duty and obligation, at Tenant's sole cost and expense, to comply with such Requirements, or such Requirements as modified, whenever Landlord shall so direct.

                  (c) Tenant shall have the right to contest any such Requirement provided (i) the same is done at Tenant's sole cost and expense,
(ii) such contest will not subject Tenant or the Property to penalty or forfeiture, (iii) such contest will not adversely affect Landlord's interest in the Property, (iv) Landlord shall have the right to require Tenant to post a bond or other reasonable security with Landlord in order to assure timely and complete performance by Tenant of its obligations hereunder and (v) such contest shall not subject Landlord or any Mortgagee to the risk of any criminal or civil liability.

                  Section 11.3. Tenant shall, to the extent not caused by the gross negligence or willful misconduct of Landlord, defend, indemnify and save harmless Landlord, any partners or members of Landlord, any partners of any partners of Landlord or any members of any members of Landlord and any officers, stockholders, directors or employees of any of the foregoing (collectively, "Indemnified Parties") from (a) any and all liabilities, losses, claims, causes of actions, suits, damages and expenses (collectively, "Claims") arising from
(i) any Work or thing whatsoever done, or any condition created in or about the Property during the Term other than as may result from any Work by Landlord or parties (other than Tenant) claiming through Landlord, (ii) any use, non-use, possession, occupation, Alteration, repair, condition, operation, management or maintenance of the Property or any part thereof or of any street, alley, sidewalk, curb, vault, passageway, common area or space comprising a part thereof or adjacent thereto during the Term, (iii) any act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, contractors or subcontractors, (iv) any accident, injury (including death) or damage to any person or property occurring in, on or about the Property or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway, common area or space comprising a part thereof or adjacent thereto,
(v) any contest by, or at the request of, Tenant of Impositions, Requirements or other matters permitted by this Lease and (vi) any breach, violation or non-performance of any covenant, condition or agreement in this Lease to be fulfilled, kept, observed or performed by Tenant; and (b) all costs, expenses and liabilities incurred, including, without limitation, attorney's fees and disbursements through and including appellate proceedings, in or in connection with any of such Claims. If any action or proceeding shall be brought against any of the Indemnified Parties by reason of any such Claims, Tenant, upon notice from any of the Indemnified Parties, shall resist and defend such action or proceeding, at its sole cost and expense by counsel chosen by Tenant who shall be reasonably satisfactory to such Indemnified Party. Tenant or its counsel shall keep each Indemnified Party fully apprised at all times of the status of such defense. Counsel for Tenant's insurer shall be deemed satisfactory to such Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party reasonably determines that there is a conflict of interest with Tenant, an Indemnified Party may retain its own attorneys to defend or assist in defending any Claim and the Tenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Lease.

                  Section 11.4. If at any time prior to or during the Term (or within the statutory period thereafter if attributable to Tenant), any mechanic's or other lien or order for payment of money, which shall have been either created by, caused (directly or indirectly) by, or during the Primary Term and any Extended Term, suffered against Tenant, shall be filed against the Property or any part thereof (other than as may result from any Work by Landlord or parties, other than Tenant, claiming through Landlord), Tenant, at its sole cost and expense, shall cause the same to be discharged by payment, bonding or otherwise, within twenty (20) days after the filing thereof. Tenant shall, upon notice and request in writing by Landlord, defend for Landlord, at Tenant's sole cost and expense, any action or proceeding which may be brought on or for the enforcement of any such lien or order for payment of money, and will pay any damages and satisfy and discharge any judgment entered in such action or proceeding and save harmless Landlord from any liability, claim or damage resulting therefrom. In default of Tenant's procuring the discharge of any such lien as aforesaid Landlord may, without notice, and without prejudice to its other remedies hereunder, procure the discharge thereof by bonding or payment or otherwise, and all cost and expense which Landlord shall incur shall be paid by Tenant to Landlord as Additional Rent forthwith.

                  Section 11.5. EXCEPT AS EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO PAY FOR ANY WORK, LABOR OR SERVICES RENDERED OR MATERIALS FURNISHED TO OR FOR THE ACCOUNT OF TENANT UPON OR IN CONNECTION WITH THE PROPERTY, AND NO MECHANIC'S OR OTHER LIEN FOR SUCH WORK, LABOR OR SERVICES OR MATERIAL FURNISHED SHALL, UNDER ANY CIRCUMSTANCES, ATTACH TO OR AFFECT THE REVERSIONARY INTEREST OF LANDLORD IN AND TO THE PROPERTY OR ANY ALTERATIONS, REPAIRS, OR IMPROVEMENTS TO BE ERECTED OR MADE THEREON. NOTHING CONTAINED IN THIS LEASE SHALL BE DEEMED OR CONSTRUED IN ANY WAY AS CONSTITUTING THE REQUEST OR CONSENT OF LANDLORD, EITHER EXPRESS OR IMPLIED, TO ANY CONTRACTOR, SUBCONTRACTOR, LABORER OR MATERIALMEN FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY SPECIFIC IMPROVEMENT, ALTERATION TO OR REPAIR OF THE PROPERTY OR ANY PART THEREOF, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR OR PERMIT THE RENDERING OF ANY SERVICES OR THE FURNISHING OF ANY MATERIALS ON BEHALF OF LANDLORD THAT WOULD GIVE RISE TO THE FILING OF ANY LIEN AGAINST THE PROPERTY.

                  Section 11.6. Neither Landlord nor its agents shall be liable for any loss of or damage to the property of Tenant or others by reason of casualty, theft or otherwise, or for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees.

                  Section 11.7. Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever, including, but not limited to, water, steam, heat, gas, oil, hot water, and/or electricity, all of which Tenant represents and warrants that Tenant has obtained from the public utility supplying the same, at Tenant's sole cost and expense. Upon Tenant's written request, however, Landlord agrees to cooperate with Tenant (at no cost to Landlord) with respect to such services.

                                   ARTICLE 12

                                DEFAULT; REMEDIES

                  Section 12.1. Each of the following shall be deemed an event of default (an "Event of Default") and a breach of this Lease by Tenant:

                  (a) If the Fixed Rent which is due and payable shall not be paid by Tenant for a period of five (5) business days after Landlord has provided written notice of such failure.

                  (b) If Tenant shall fail to pay any Additional Rent required to be paid by Tenant hereunder which is due and payable for a period of ten (10) business days after Landlord has provided written notice of such failure.

                  (c) If Tenant shall Default in the performance or observance of any of the other agreements, conditions, covenants or terms herein contained, then if such Default shall continue for twenty (20) Business Days after written notice by Landlord to Tenant (or if such Default is of such a nature that it cannot be completely remedied within said twenty (20) Business Day period, then if Tenant does not agree in writing within such twenty (20) Business Day period to cure the same, commence and thereafter diligently prosecute the cure and complete the cure within a reasonable period of time under the circumstances after such original written notice of default by Landlord to Tenant).

                  (d) If Tenant abandons the Property.

                  (e) If Tenant shall Transfer all or any of its interest in this Lease without complying with the provisions of this Lease applicable thereto.

                  (f) If (i) Tenant or Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Tenant and/or Guarantor, as the case may be, or seeking to adjudicate Tenant and/or Guarantor a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts, or Guarantor or Guarantor or Guarantor's debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant's property and/or Guarantor's property; or (ii) Tenant or Guarantor shall make a general assignment for the benefit of Tenant's creditors or Guarantor's creditors, as the case may be; or (iii) there shall be commenced against Tenant and/or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Tenant's property, or of Guarantor's property, as the case may be, which case, proceeding or other action (A) results in the entry of an order for relief or (B) remains un-dismissed, un-discharged or un-bonded for a period of sixty (60) days; or (iv) Tenant or Guarantor shall take any action consenting to or approving of any of the acts set forth in clause (i) or (ii) above; or (v) Tenant shall generally not, or shall be unable to, pay Tenant's debts as they become due or shall admit in writing Tenant's inability to pay Tenant's debts; or (vi) Guarantor shall generally not, or shall be unable to, pay Guarantor's debts as they become due or shall admit in writing Guarantor's inability to pay Guarantor's debts .

                  (g) If Tenant shall cease to exist as a valid legal entity in accordance with the laws of any state of the United States, then if Tenant does not completely remedy such default immediately.

(h) If Guarantor shall default in any obligation, covenant or representation set forth in the Guaranty and such default remains uncured after any required notice and applicable grace period.

(i) If Tenant shall cause any default under the Ground Sublease which is not cured at least ten (10) days prior to the expiration of any applicable cure period provided for in the Ground Sublease.

                  Section 12.2. If an Event of Default shall occur, Landlord may elect to declare all Rent for the remainder of the Term (as same may be extended as provided herein) due and payable and, if Landlord shall make such an election, the present value of the Rent shall be due and payable five (5) days after written notice by Landlord to Tenant of such election. The aforesaid present value shall be determined by discounting each monthly installment of Rent for the remainder of the Term from the date such installment would have been due and payable to the date of Landlord's election to accelerate, by a rate of one (1%) percent per annum less than the interest rate paid under a United States Treasury Bond of comparable duration. Landlord also may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach thereof.

                  Section 12.3. (a) If an Event of Default (i) described in Sections 12.1(c), (e) or (h) hereof shall occur and Landlord, at any time thereafter, at its option, gives written notice to Tenant stating that this Lease shall terminate on the date specified in such written notice, which date shall be not less than five (5) days after the giving of such written notice, and if, on the date specified in such notice, Tenant shall have failed to cure the default which was the basis for the Event of Default, or (ii) described in Sections 12.1 (a), (b), (d), (f), (g) or (i) hereof shall occur, then all rights of Tenant under this Lease shall terminate and Tenant immediately shall quit and surrender the Property, which termination shall not relieve Tenant from any liability then or thereafter accruing hereunder.

                  (b) If an Event of Default described in Sections 12.1(a) or
(b) hereof shall occur, or this Lease shall be terminated as provided in Section
12.2 hereof, Landlord, without notice, and with or without court proceedings,
(i) may re-enter and repossess the Property, or (ii) may dispossess Tenant by summary proceedings or otherwise, which re-entry and repossession by Landlord shall not relieve Tenant from any liability then or thereafter accruing hereunder.

                  Section 12.4. If this Lease shall be terminated as provided in
Section 12.2 hereof and/or Tenant shall be dispossessed by summary proceedings or otherwise as provided in Section 12.3 (b) hereof:

                  (a) Tenant shall pay to Landlord all Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease shall have been terminated or to the date of re-entry upon the Property by Landlord, as the case may be.

                  (b) Landlord may repair and alter the Property in such manner as Landlord may deem necessary or advisable without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and/or let or relet the Property or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, and out of any rent and other sums collected or received as a result of such reletting Landlord shall: (i) first, pay to itself the cost and expense of terminating this Lease, re-entering, retaking, repossessing, repairing and/or altering the Property, or any part thereof, and the cost and expense of removing all persons and property therefrom, including in such costs, brokerage commissions, advertising costs, legal expenses and attorneys' fees and disbursements, (ii) second, pay to itself the cost and expense sustained in securing any new tenants and other occupants, including in such costs, brokerage commissions, advertising costs, legal expenses and attorneys' fees and disbursements and other expenses of, preparing the Property for reletting, and, if Landlord shall maintain and operate the Property, the cost and expense of operating and maintaining the Property, and (iii) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord in no way shall be responsible or liable for any failure to relet the Property or any part thereof, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability;

                  (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency ("Deficiency"), between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 12.4(b) hereof for any part of such period, first deducting from the rents collected under any such reletting all of the payments to Landlord described in Section 12.4(b) hereof; any such Deficiency shall be paid in installments by Tenant on the days specified in this Lease for payment of installments of Rent and Landlord shall be entitled to recover from Tenant each Deficiency installment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Landlord's right to collect the Deficiency for any subsequent installment period by a similar proceeding; and

                  (d) whether or not Landlord shall have collected any Deficiency installments as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damage), a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Property for the same period, both discounted to present worth at a rate equal to one percent less than the then applicable rate of United States Treasury Bonds having terms to maturity most closely matching the unexpired portion of the Term, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 12.4(c) hereof for the same period; it being agreed that before presentation of proof of such liquidated damages to any court, commission or tribunal, if the Property, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Property so relet during the term of the reletting.

                  Section 12.5. No termination of this Lease pursuant to Section
12.2 hereof, and no taking possession of and/or reletting the Property, or any part thereof, pursuant to Sections 12.3(b) and 12.4(b) hereof, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

                  Section 12.6. To the extent not prohibited by law, Tenant hereby knowingly and voluntarily waives and releases all rights (legal and equitable) now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article 12. Tenant shall execute, acknowledge and deliver any instruments which Landlord may request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.

                  Section 12.7. The Rent payable by Tenant hereunder and each and every installment thereof, and all costs, actual and customary attorneys' fees and disbursements and other expenses which may be incurred by Landlord in enforcing the provisions of this Lease on account of any delinquency of Tenant in carrying out the provisions of this Lease shall be and are hereby declared to constitute a valid lien upon the interest of Tenant in this Lease and in the Property.

                  Section 12.8. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any Deficiencies or other sums payable by Tenant to Landlord pursuant to this
Article 12, may be brought by Landlord from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired by limitation had there been no Event of Default by Tenant and termination.

                  Section 12.9. Nothing contained in this Article 12 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this
Article 12.

                  Section 12.10. No receipt of moneys by Landlord from Tenant after termination of this Lease, or after the giving of any notice of the termination of this Lease shall reinstate, continue or extend the Term or affect any of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Property by proper remedy, except as herein otherwise expressly provided or as provided by applicable law, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Property, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceedings, order, suit or judgment, all such monies collected being deemed payments on account of Tenant's liability hereunder.

                  Section 12.11. Except as otherwise expressly provided herein or as prohibited by applicable law, Tenant hereby expressly knowingly and voluntarily waives the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also knowingly and voluntarily waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease, and Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Property, or any claim of injury or damage.

                  Section 12.12. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

                  Section 12.13. In the event of the occurrence of any Event of Default, Landlord shall be entitled to a decree compelling performance of any of the provisions hereof, and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

                  Section 12.14. Tenant shall pay to Landlord all costs and expenses, including, without limitation, attorneys' fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. Tenant also shall pay to Landlord all costs and expenses, including, without limitation, attorneys' fees and disbursements, incurred by Landlord in enforcing any of the covenants and provisions of this Lease and incurred in any action brought by Landlord against Tenant on account of the provisions hereof, and all such costs, expenses and attorneys' fees and disbursements may be included in and form a part of any judgment entered in any proceeding brought by Landlord against Tenant on or under this Lease. All of the sums paid or obligations incurred by Landlord as aforesaid, with interest and costs, shall be paid by Tenant to Landlord on demand.

                  Section 12.15. If an Event of Default shall occur under this Lease or Tenant shall fail to comply with its obligations under this Lease, Landlord may: (a) perform the same for the account of Tenant and/or (b) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, attorney's fees and disbursements in instituting, prosecuting or defending any action or proceeding, with interest thereon at the Default Rate and such amounts shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord immediately upon demand therefor. Default Rate shall have the meaning ascribed to it in Article B of this Lease; provided, however, that for purposes of this
Article 12, such Default Rate shall never exceed the maximum non-usurious rate permitted by applicable law.

                  Section 12.16. If Tenant shall fail to pay any installment of Fixed Rent when due or any Additional Rent within ten (10) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent or such Additional Rent, as the case may be, interest on the amount unpaid at the Default Rate, computed from the date such payment was due to and including the date of payment.

                  Section 12.17. Unless otherwise provided herein to the contrary, following an Event of Default by Tenant, Landlord shall be entitled to enjoin such breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, re-entry, summary proceedings and other remedies were not provided for in this Lease, provided however, that in the event of a Default by Tenant which creates an imminent threat of loss of life or injury to property or both, Landlord shall be entitled to enjoin such breach or seek other injunctive relief.

                  Section 12.18. Each right or remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.




                                   ARTICLE 13

                                    NO WAIVER

                  Section 13.1. No receipt of moneys by Landlord from Tenant after the termination or cancellation of this Lease shall reinstate, continue or extend the Term, or affect any notice heretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Fixed Rent or Additional Rent then due, or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Property by proper suit, action, proceeding or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, or the commencement of suit, action or summary proceedings, or any other remedy, or after a final order or judgment for the possession of the Property, Landlord may demand, receive and collect any moneys due, or thereafter falling due, without, in any manner whatsoever, affecting such notice, proceeding, suit, action, order or judgment; and any and all such moneys collected shall be deemed to be payments on account of the use and occupation of the Property or, at the election of Landlord, on account of Tenant's liability hereunder.

                  Section 13.2. The failure of Landlord or Tenant to enforce any agreement, condition, covenant or term, by reason of its breach by Tenant or Landlord, as the case may be, shall not be deemed to void, waive or affect the right of Landlord or Tenant to enforce the same agreement, condition, covenant or term on the occasion of a subsequent default or breach.

                  Section 13.3. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any of the terms, covenants and conditions of this Lease. Unless otherwise agreed in writing by Landlord, the failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future performance of such terms, covenants and conditions. The receipt by Landlord, or payment by Tenant, of Rent with knowledge of the breach of any of such terms, covenants and conditions shall not be deemed a waiver of such breach. The acceptance of any check or payment bearing or accompanied by any endorsement, legend or statements shall not, of itself, constitute any change in or termination of this Lease. No surrender of the Property by Tenant (prior to any termination of this Lease) shall be valid unless consented to in writing by Landlord. In addition to the other remedies in this Lease provided, Landlord or Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation or any of the terms, covenants and conditions of this Lease or to a decree compelling performance of any of such terms, covenants and conditions.


                                            ARTICLE 14

                              ESTOPPEL CERTIFICATE

                  Section 14.1. Each party agrees that it shall, at any time and from time to time in connection with the financing or sale of the Property, upon not less than ten (10) Business Days prior notice by the requesting party execute, acknowledge and deliver to the requesting party or any other party specified by the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), the dates to which the Fixed Rent and Additional Rent have been paid, and stating whether or not the requesting party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, the Commencement Date and Expiration Date for the current Term, and any other matters reasonably requested by the requesting party; it being intended that any such statement delivered pursuant to this
Article 14 may be relied upon by the requesting party or any prospective purchaser of the Property or any Mortgagee thereof or any assignee of any Mortgage upon the Property.

                                   ARTICLE 15

                                 QUIET ENJOYMENT

                  Section 15.1. Tenant, upon payment of the Rents herein reserved and upon the due performance and observance of all the covenants, conditions and agreements herein contained on Tenant's part to be performed and observed, shall and may at all times during the Term peaceably and quietly have, hold and enjoy the Property without any manner of suit, trouble or hindrance of and from any person claiming by, through or under Landlord, subject, nevertheless, to the terms and provisions of this Lease. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or to abate, reduce or make a deduction from or offset against the Fixed Rent or any Additional Rent, or to fail to perform any other obligation of Tenant hereunder.

                                   ARTICLE 16

                                    SURRENDER

                  Section 16.1. Tenant shall, on the last day of the Term, or upon the sooner termination of the Term, quit and surrender to Landlord the Property vacant, free of all equipment, furniture and other movable personal property of Tenant, and in good order and condition, reasonable wear and tear and damage due to casualty (subject to the provisions of Article 7) or condemnation (subject to the provisions of Article 8) excepted, and Tenant shall remove or demolish all of the fixtures, structures and other improvements which Landlord shall have elected to cause Tenant to remove pursuant to and in accordance with Section 5.8 hereof. Tenant's obligation to observe and perform this covenant shall survive the expiration or earlier termination of the Term.

                  Section 16.2. Upon the expiration of the Term, all Fixed Rent and Additional Rent and other items payable by Tenant under this Lease shall be apportioned to the date of termination.

                  Section 16.3. Tenant acknowledges that possession of the Property must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. Tenant agrees to indemnify Landlord against and save Landlord harmless from all costs, claims, loss or liability resulting from the failure or delay by Tenant in so surrendering the Property, including, without limitation, any claims made by any succeeding tenant founded on such failure or delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Property as aforesaid will be extremely substantial, will exceed the amount of the Fixed Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Property is not surrendered to Landlord upon the expiration or sooner termination of the Term of this Lease, then Tenant shall pay to Landlord, as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Property after the expiration or sooner termination of the Term of this Lease, in addition to any sums payable pursuant to the foregoing indemnity, one hundred fifty percent (150%) of the Fixed Rent and Additional Rent which was payable under this Lease with respect to the last month of the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Property after the expiration or sooner termination of the Term of this Lease. If Tenant holds over in possession after the expiration or termination of the Term of the Lease, such holding over shall not be deemed to extend the Term or renew this Lease, but the tenancy thereafter shall continue as a tenancy from month to month upon the terms and conditions of this Lease at the Fixed Rent and Additional Rent as herein increased. Tenant hereby knowingly and voluntarily waives the benefit of any law or statute or equitable right in effect in the state where the Property is located which would contravene or limit the provisions set forth in this Section 16.3. This provision shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 17

                                     ACCESS

                  Section 17.1. Landlord shall at all times during the Term have the right and privilege to enter the Property at reasonable times during business hours upon reasonable advance notice which shall not unreasonably interfere with normal operations of the Property for the purpose of inspecting the same or for the purpose of showing the same to prospective purchasers or Mortgagees thereof; provided however, that access to Tenant's data center room shall be subject to Tenant's reasonable security guidelines as the same may be in effect from time to time. Landlord shall also have the right and privilege at all times during the Term to post notices of non-responsibility for Work performed by or on behalf of Tenant and, during the last eighteen (18) months of the Term, Landlord shall have the right and privilege (a) to display the customary "For Sale" sign on the Building and (b) following reasonable notice from Landlord and so long as such entry does not unduly interfere with Tenant's normal business operations, to enter the Property at reasonable times during business hours for the purpose of exhibiting the same to prospective new tenants and to display the customary "To Let" signs on the Building.

                  Section 17.2. Landlord shall at all times during the Term have the right to enter the Property or any part thereof, following reasonable notice from Landlord (except in the event of an emergency) and so long as Landlord uses its reasonable best efforts to not unduly interfere with Tenant's normal business operations, for the purpose of making such repairs or Alterations therein as Landlord deems necessary or advisable, but such right of access shall not be construed as obligating Landlord to make any repairs to or replacements to the Property or as obligating Landlord to make any inspection or examination of the Building.

                                   ARTICLE 18

                              ENVIRONMENTAL MATTERS

                  Section 18.1. Landlord has caused to be performed a Phase I environmental site assessment dated November 18, 2005, prepared by URS Corporation (the "Report"). Tenant represents and warrants to Landlord that Tenant has conducted an appropriate inquiry and that, to Tenant's Knowledge, and except as set forth in the Report, no Hazardous Substance (as defined below) has been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under, from, adjacent to or about the Property and that no Hazardous Substance is located on or below the Property, except for quantities of Hazardous Substances utilized in the construction of the Building or customarily employed in the ordinary course of businesses similar to Tenant ("De Minimis Hazardous Substances") provided such Hazardous Substances are used and maintained in accordance with Environmental Laws (as defined below) (e.g. the use of solvents and fungicides in cleaning the Property, the use of pesticides in rendering the Property free of vermin and insects or the use of herbicides in maintaining the landscaping of the Property). Tenant will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under, from or about the Property or transport to or from the Property any Hazardous Substance, except in accordance with Environmental Laws, and will use its best efforts not to allow or suffer any other person or entity to do so.

                  Section 18.2. Tenant shall keep and maintain the Property in compliance with, and shall not use, cause, permit or suffer the Property to be in violation of any Environmental Law.

                  Section 18.3. Tenant represents and warrants to Landlord that Tenant has not received any notice of a violation of any Environmental Law, nor incurred any previous liability therefor with respect to the Property. Tenant shall give prompt written notice to Landlord of:

                  (i) Tenant's logs maintained in the ordinary course of its business which document any use, generation, manufacture, production, storage, release, discharge or disposal of any Hazardous Substance on, under, from or about the Property or the migration thereof to or from other property, including specifically those Hazardous Substances used in Tenant's business notwithstanding the fact that such Hazardous Substances are used in compliance with Environmental Laws, provided that such logs shall only be produced upon Landlord's written request therefore and no more frequently than quarterly;

                  (ii) Tenant's receipt of notice of the commencement, institution or threat of any proceeding, inquiry or action by or notice from any local, state or federal governmental authority with respect to the use or presence of any Hazardous Substance on the Property or the migration thereof from or to other property;

                  (iii) Tenant's actual knowledge of all claims made or threatened by any third party against Tenant or the Property relating to any damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance;

                  (iv) Tenant's actual knowledge of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law, or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law; and

                  (v) Tenant's actual knowledge of any incurrence of expense by any governmental authority or others in connection with the assessment, containment or removal of any Hazardous Substance located on, under, from or about the Property or any property adjoining or in the vicinity of the Property.

                  Section 18.4. Landlord shall have the right, but not the obligation, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Property in connection with any Environmental Law and have its attorneys' fees and disbursements in connection therewith paid by Tenant or be defended by Tenant from and against any such proceedings or actions with counsel chosen by Landlord (provided that Landlord and Tenant shall attempt, in good faith, to agree on one counsel to represent both Landlord and Tenant, if in Landlord's good faith determination such joint representation is feasible or appropriate under the circumstances), and shall have the right to make inquiry of and disclose all information to appropriate governmental authorities when advised by counsel that such disclosure may be required under applicable law.

                  Section 18.5. Without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall not take any remedial action, other than pursuant to the plan developed in accordance with
Section 18.7, in response to the presence of any Hazardous Substance on, under, from or about the Property, nor enter into any settlement, consent or compromise which might, in Landlord's judgment, impair the value of Landlord's interest in the Property under this Lease; provided, however, that Landlord's prior consent shall not be necessary if the presence of Hazardous Substance on, under, from or about the Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not practical or possible to obtain Landlord's consent before taking such action. In such event Tenant shall notify Landlord as soon as practicable of any action so taken. Landlord agrees not to withhold its consent, where such consent is required hereunder, if either (a) a particular remedial action is ordered by a court or any agency of competent jurisdiction, or (b) Tenant establishes to the reasonable satisfaction of Landlord that there is no reasonable alternative to such remedial action which would result in less impairment of Landlord's security hereunder.

                  Section 18.6. Tenant shall protect, indemnify and hold harmless the Indemnified Parties from and against any and all claims, losses, damages, costs, expenses, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind (including, without limitation, attorneys' fees and disbursements) directly or indirectly arising out of or attributable to, in whole or in part, the breach of any of the covenants, representations and warranties of this Article 18 or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, from or about the Property, or any other activity carried on or undertaken on or off the Property, whether prior to or during the Term and whether by Tenant or any predecessor in title or any employees, agents, contractors or subcontractors of Tenant or any predecessor in title, or any third persons at any time occupying or present on the Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance at any time located or present on, under, from or about the Property, including, without limitation: (a) the costs of any required or necessary repair, cleanup or detoxification of the Property and the preparation and implementation of any closure, remedial or other required plans including, without limitation, (i) the costs of removal or remedial action incurred by the United States Government or the state in which the Property is located, or response costs incurred by any other person, or damages from injury to, destruction of, or loss of natural resources, including the costs of assessing such injury, destruction on loss, incurred pursuant to any Environmental Law; (ii) the clean-up costs, fines, damages or penalties incurred pursuant to the provisions of applicable state law; and (iii) the cost and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any other statute, state or federal; and (b) liability for personal injury or property damage, including damages assessed for the maintenance of the public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity.

                  The foregoing indemnity shall further apply to any residual contamination on, under, from or about the Property, or affecting any natural resources arising in connection with the use, generation, manufacturing, production, handling, storage, transport, discharge or disposal of any such Hazardous Substance, and irrespective of whether any of such activities were or will be undertaken in accordance with Environmental Law or other applicable laws, regulations, codes and ordinances. This indemnity is intended to be operable under 42 U.S.C. Section 9607(e)(1), and any successor section thereof and shall survive the expiration or earlier termination of this Lease and any transfer of all or a portion of the Property by Tenant.

                  The foregoing indemnity shall in no manner be construed to limit or adversely affect Landlord's rights under this Article 18, including, without limitation, Landlord's rights to approve any Remedial Work (as defined below) or the contractors and consulting engineers retained in connection therewith.

                  Section 18.7. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial Work of any kind or nature (the "Remedial Work") is required by any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Property (or any portion thereof), Tenant shall promptly, but in no event later than forty five (45) days after written demand for performance thereof by Landlord (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion within such period of time as may be required under any applicable law, regulation, order or agreement, all such Remedial Work at Tenant's sole expense in accordance with the requirements of any applicable governmental authority or Environmental Law. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Landlord, and under the supervision of a consulting engineer approved in advance in writing by Landlord, which approvals shall not be unreasonably withheld. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Landlord's reasonable attorneys' fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to complete the Remedial Work within the time required above, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith shall be Additional Rent.

                  Section 18.8. Upon the reasonable belief that an Environmental Law has been violated, Landlord shall have the right to engage or cause Tenant to engage, each at Tenant's sole cost and expense, an environmental consultant acceptable to both Landlord and Tenant, to review compliance by Tenant with all applicable Environmental Laws and Requirements and standards existing at such time with respect to the practice relating to contamination or hazardous waste methods, conditions and procedures and Tenant's development of a plan to identify, contain and remediate problems caused by such Hazardous Substances. In the event that Landlord reasonably believes that there has been a violation or threatened violation by Tenant of any Environmental Law or a violation or threatened violation by Tenant of any covenant under this Article 18, Landlord is authorized, but not obligated, by itself, its agents, employees or workmen to enter at any reasonable time upon any part of the Property for the purposes of inspecting the same for Hazardous Substances and Tenant's compliance with this
Article 18, and such inspections may include, without limitation, soil borings. Tenant agrees to pay to Landlord, upon Landlord's demand, all expenses, costs or other amounts incurred by Landlord in performing any inspection for the purposes set forth in this Section 18.8.

                  Section 18.9. All costs and expenses incurred by Landlord under this Article 18 shall be immediately due and payable as Additional Rent upon demand and shall bear interest at the Default Rate from the date of notice of such payment by Landlord and the expiration of any grace period provided herein until repaid.

                  Section 18.10. "Environmental Laws" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene, hazardous waste or the environmental conditions on, under, from or about the Property, including, without limitation, the laws listed in the definition of Hazardous Substances below.

                  Section 18.11. "Hazardous Substances" shall mean any element, asbestos, compound, chemical mixture, contaminant, pollutant, infectious substance, material, waste or other substance which is defined, determined or identified as a "hazardous substance," "hazardous waste" or "hazardous material" under any federal, state or local statute, regulation or ordinance applicable to any real property or the Property, as well as any amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time, including, without limitation, the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. ss. 9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et. seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et. seq.); (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et. seq.); (v) the Clean Water Act (33 U.S.C. ss. 1251 et. seq.); (vi) the Clean Air Act (42 U.S.C. ss. 7401 et. seq.); (vii) the Safe Drinking Water Act (21 U.S.C. ss. 349; 42 U.S.C. ss. 201 and ss. 300f et. seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. ss. 3421); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. 1101 et. seq.). Hazardous Substances shall also be deemed to include any and all biohazardous wastes, substances and materials which are, or in the future become, regulated under applicable Environmental Laws for the protection of health or the environment or which are classified as hazardous or toxic substances, materials, wastes, pollutants or contaminants, including without limitation radioactive materials and waste, any medical waste including without limitations any blood-containing or blood-tainted items or materials, animal remains or waste and materials that threaten human health, ecology or the environment.

                  Section 18.12. All representations and warranties contained in this Article 18 shall supersede any previous disclosures, written or oral, made by Tenant or its agents to Landlord with respect to the Property. Landlord and any Mortgagee shall be entitled to rely on the representations and warranties contained herein in pursuit of its rights and remedies for a breach thereof without regard to any such previous disclosures.

                  Section 18.13. As used in this Article 18, the term to "Tenant's Knowledge" shall mean the actual and constructive knowledge of the officers, directors and senior management of Tenant as well as all employees having responsibility for the management of the Property and compliance with Environmental Laws.

                  Section 18.14. All representations, warranties, covenants and indemnities of Tenant in this Article 18 shall continue to be binding upon Tenant, and its successors and assigns, after the expiration or earlier termination of this Lease.

                                   ARTICLE 19

                              FINANCIAL STATEMENTS

                  Section 19.1. Tenant shall make available to Landlord not later than one hundred (100) days after the end of its fiscal year, an audited balance sheet of Guarantor as of the close of such year, together with the related statements of profit and loss and changes in financial position for such period, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year, audited and certified by an independent certified public accounting firm of recognized standing. In addition, upon request from Landlord, within one hundred (100) days after the end of each of the first three (3) quarters of each of its respective fiscal years, the Tenant shall furnish an unaudited balance sheet as of the close of such quarter, together with the related unaudited statement of profit and loss and changes in financial position, all certified by a treasurer or comptroller of the Tenant. All financial statements furnished by Tenant to Landlord hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied.

                  Section 19.2. Notwithstanding the provisions of Section 19.1, during any period that Guarantor is a public company and its current financial statements are publicly available through the Securities and Exchange Commission, Tenant will not be obligated to separately and directly provide the financial statements of Guarantor to Landlord or otherwise comply with the requirements of Section 19.1.

                                   ARTICLE 20

                            MISCELLANEOUS PROVISIONS

                  Section 20.1. It is mutually agreed by and between Landlord and Tenant that the respective parties shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Property, and/or any claim of injury or damage excluding any claim for personal injury or property damage.

                  Section 20.2. Upon Landlord's prior written approval, Tenant may place such signs on the Property as Tenant deems appropriate to indicate the nature of the business of Tenant and such parties. The signs shall be lawful under applicable sign codes and subdivision covenants and Tenant shall obtain all appropriate licenses and approvals in connection with such signs. Signs existing on the Commencement Date shall be deemed approved by Landlord provided such signs comply with all applicable sign codes and laws.

                  Section 20.3. (a) The term "Landlord" as used herein shall mean only the owner for the time being of the Property, so that in the event of any sale, transfer or conveyance of the Property, Landlord shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter accruing hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or grantee at any such sale, transfer or conveyance that such purchaser, transferee or grantee has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.

                           (b) The term "Tenant" as used herein shall mean the
tenant named herein, and from
and after any valid assignment or transfer in whole of said Tenant's interest under this Lease pursuant to the provisions of Article 9, shall mean only the assignee or transferee thereof; but the foregoing shall not release the assignor or transferor from liability under this Lease.

                           (c) The words "enter", "re-enter", "entry" and
"re-entry" as used in this Lease
shall not be restricted to their technical legal meaning.

                           (d) The use herein of the neuter pronoun in any
reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "successor and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, executors, administrators, representatives and assigns of any individual Landlord or Tenant.

                  Section 20.4. The headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

                  Section 20.5. This Lease shall be governed by and construed in accordance with the substantive laws of the State of Arizona. Under no circumstances whatsoever shall this Lease be construed as creating either a partnership, an agency or an employment relationship between the parties hereto.

                  Section 20.6. This Lease contains the entire agreement between the parties with respect to the leasing of the Property and may not be extended, renewed, terminated or otherwise modified in any manner except by an instrument in writing executed by the party against whom enforcement of any such modification is sought. All prior understandings and agreements between the parties and all prior working drafts of this Lease are merged in this Lease, which alone expresses the agreement of the parties. The parties agree that no inferences shall be drawn from matters deleted from any working drafts of this Lease.

                  Section 20.7. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and, except as is otherwise provided herein, their assigns.

                  Section 20.8. Notice whenever provided for herein shall be in writing and shall be given either by personal delivery, overnight express mail or by certified or registered mail, return receipt requested, to Landlord and Tenant at the addresses hereinabove set forth in Article A, Section 5 or to such other persons or at such other addresses as may be designated from time to time by written notice from either party to the other. Notices shall be deemed given
(i) when delivered personally if delivered on a business day (or if the same is not a business day, then the next business day after delivery), (ii) three (3) business days after being sent by United States mail, registered or certified mail, postage prepaid, return receipt requested or (iii) if delivery is made by Federal Express or a similar, nationally recognized overnight courier service for 10:00 a.m. delivery, then on the date of delivery (or if the same is not a business day, then the next business day after delivery), if properly sent and addressed in accordance with the terms of this Section 20.8.

                  Section 20.9. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

                  Section 20.10. Tenant represents and warrants to Landlord that Tenant has not dealt with any real estate broker in connection with this Lease and that the only advisor that it has used in this transaction is Banc of America leasing, whose fee shall be paid by Tenant pursuant to a separate written agreement. Tenant agrees to indemnify the Landlord and save the Landlord harmless from any and all claims for brokerage commissions by any person, firm, corporation or other entity claiming to have brought about this Lease transaction as a result of Tenant's actions. Landlord represents and warrants to Tenant that Landlord has not dealt with any real estate broker in connection with this transaction. Landlord agrees to indemnify and hold Tenant harmless from any and all claims for brokerage commissions by any person, firm, corporation or other entity claiming to have brought about this Lease transaction as a result of Landlord's actions. The provisions of this Section
20.10 shall survive the expiration or earlier termination of this Lease.

                  Section 20.11. The parties took equal part in drafting this Lease and no rule of construction that would cause any of the terms hereof to be construed against the drafter shall be applicable to the interpretation of this Lease.

                  Section 20.12. Upon the occurrence and during the continuance of an Event of Default, Tenant shall and hereby does appoint Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any documents provided for in Section 14.1 for and in the name of Tenant, such power, being coupled with an interest, being irrevocable.

                  Section 20.13. TIME IS STRICTLY OF THE ESSENCE with respect to each and every term and provision of this Lease.

                  Section 20.14. Tenant represents and warrants to Landlord that: (a) Tenant is a limited liability duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) the persons executing this Lease and the other documents executed herewith on behalf of Tenant are duly appointed and authorized by Tenant to execute such documents, (c) this Lease and the other documents which will be delivered and executed by Tenant will, when delivered, have been duly authorized and executed by Tenant and will constitute the legal, valid and binding obligations of Tenant, enforceable against Tenant in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the rights of creditors, generally, (d) Tenant has full power and authority to execute, deliver and perform its obligations under this Lease and the other documents which are executed and delivered by Tenant and to carry on its business as presently conducted, (e) Tenant has obtained all necessary permits, licenses, entitlements and/or approvals required to comply with the provisions of this Lease and the other documents which are executed and delivered by Tenant, and
(f) the execution, delivery and performance of this Lease and the other documents executed and delivered herewith do not violate any provisions of any agreement or document to which Tenant is a party or by which Tenant is bound, or of any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Tenant.

                  Section 20.15. Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent of Mortgagee is required, Landlord shall not be required to give its consent unless the Mortgagee has given its consent.

                                   ARTICLE 21

                                    GUARANTY

                  Section 21.1. Simultaneously herewith, Tenant is causing the delivery to Landlord of the Guaranty in the form attached hereto as EXHIBIT "D" duly executed by Guarantor.


                                   ARTICLE 22

                               MEMORANDUM OF LEASE

                  Section 22.1. Landlord and Tenant shall execute a memorandum of lease in the form attached hereto as EXHIBIT "C" and thereafter either party shall have the right at any time to record the same with the County Recorder in and for the County in which the Property is located. Tenant hereby agrees that, in the event a memorandum of lease is recorded, on or prior to the Expiration Date (or earlier termination of this Lease) Tenant shall execute and deliver to Landlord a termination of such memorandum of lease in such form as is required to record and discharge such memorandum of lease from record.


                                   ARTICLE 23

                             LIMITATION OF LIABILITY


         Section 23.1. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT FOR ANY MONETARY DAMAGES OR JUDGMENT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY (INCLUDING RENTAL INCOME AND THE PROCEEDS FROM THE SALE OF THE PROPERTY), AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. NOTHING HEREIN SHALL BE DEEMED TO LIMIT TENANT'S RIGHT TO SEEK SPECIFIC PERFORMANCE OR AN INJUNCTION.



                                   ARTICLE 24

                              RIGHT OF FIRST OFFER

         24.1 Offer and Price. If Landlord decides to offer the Property for sale to any third party, Landlord shall first offer by written notice (the "Offer") to sell the Property to Tenant for a specific purchase price (the "Purchase Price") and, upon such terms and conditions as Landlord, in Landlord's sole discretion, would otherwise intend to offer to sell the Property, prior to Landlord's offering to sell the Property to any such third party, except that the terms and conditions of any such sale to Tenant shall be consistent with the terms and provisions of this Article 24. If Landlord shall make the Offer, then, whether or not Tenant has accepted the Offer, Landlord shall have the unilateral right, in Landlord's sole discretion, to revoke the Offer if an Event of Default exists under this Lease on the date on which Landlord shall give, or would otherwise be required to give, Tenant the Offer.

         24.2 Acceptance by Tenant. Tenant shall have the right to accept the Offer only by giving Landlord written notice of such acceptance (the "ROFO Notice") within 30 days after delivery by Landlord to Tenant of the Offer. Time shall be of the essence with respect to such 30-day period and delivery of the ROFO Notice by Tenant. Upon Tenant's acceptance of the Offer, Tenant shall execute, upon the request of Landlord, any documentation reasonably required by Landlord to reflect Tenant's acceptance of the Offer. Notwithstanding anything to the contrary contained in this Lease, subject only to the provisions of
Section 24.4 below, upon the delivery of the ROFO Notice by Tenant, no event or circumstances affecting the Property including, but not limited to, a condemnation or casualty, shall give Tenant any right or option of Tenant to cancel, surrender or otherwise terminate this Lease, and any other right or option of Tenant under the Lease to acquire the Property, shall automatically be deemed to have been waived by Tenant for all purposes under this Lease.

         24.3 Rejection by Tenant and Second Option. If Tenant does not accept, or fails to timely accept, the Offer in accordance with the provisions herein, Landlord shall be under no further obligation with respect to such Offer pursuant to the terms contained herein, and Tenant shall have forever waived and relinquished its right to such Offer. Landlord shall at any and all times thereafter be entitled to market the Property to others upon such terms and conditions as Landlord in its sole discretion may determine, except that if the price ("Third Party Price") for which Landlord enters into a binding contract ("Third Party Contract") to sell the Premises is less than ninety (90%) of the Offer, Tenant shall have 20 days in which to accept the Third Party Price. Tenant shall, within 10 business days after Landlord's request therefore, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid waiver, but no such instrument shall be necessary to make the provisions hereof effective.

         24.4 Restrictions. Notwithstanding anything to the contrary contained herein, the provisions of this Article 24 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Property, (ii) any sale of the Property pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Property is now or hereafter subject, (iii) any transfer of Landlord's interest in the Property to a Lender, beneficiary under deed of trust or other hold of a security interest therein or their designees by deed in lieu of foreclosure, (iv) any transfer of the Property to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Property to any Affiliate of Landlord or Lexington Corporate Properties Trust, (vi) a transfer to any person or entity to whom Landlord or Lexington Corporate Properties Trust sells all or substantially all of its assets or (vii) any transfer of the Property to any of the successors or assigns of any of the persons or entities referred to in the foregoing clauses (i) through (iv).

         24.5 Title. If the Property is purchased by Tenant pursuant to this
Article 24, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to all liens, exceptions and restrictions on, against or relating to any of the Property as of the commencement of the Term and as may thereafter have been created, consented to or approved by Tenant and to all applicable Laws, but free of the lien of and security interest created by any mortgage or assignment of leases and rents and liens, exceptions and restrictions on, against or relating to the Property which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease or otherwise constitute part of the Offer, that is, if the Offer requires the assumption of any existing mortgage loan, Landlord shall have no obligation to satisfy or remove the lien of such loan as a condition to the sale to Tenant.

         24.6 Purchase Date and Completion of Sale. Upon the date fixed for a purchase of the Property pursuant to this Article 24 which shall be a date mutually acceptable to Landlord and Tenant that is no later than 60 days following acceptance of the Offer or the date specified in the Third Party Contract, if applicable, (the "Purchase Date"), Tenant shall pay to Landlord, or to any person or entity to whom Landlord directs payment, the Purchase Price and all other sums payable by Tenant under the Offer, by federal funds wire transfer, and Landlord shall deliver to Tenant (i) grant deed which describe the Property being conveyed and conveys the title thereto as provided in Section
24.5 above and (ii) such other instruments as shall be necessary to transfer the Property to Tenant or its designee; provided, that if any payment of Rent and all other sums payable by Tenant under this Lease to Landlord or any Third Party in behalf of Landlord ("Monetary Obligations") remain outstanding on the Purchase Date, then Landlord may add to the Purchase Price the amount of such Monetary Obligations. If on the Purchase Date any Monetary Obligations remain outstanding Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or termination of this Lease or which survive such expiration or termination by their own terms. Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Purchase Price due to Landlord.

                  24.7 Delay of Sale. If the completion of the purchase by Tenant pursuant to this Article 24 shall be delayed after the date scheduled for such purchase, Fixed Rent and Additional Rent shall continue to be due and payable until completion of such purchase.

                   [Balance of Page Left Blank Intentionally]

                  The parties hereto have executed this Lease as of the day and year first above set forth.

                  LANDLORD:

                           LSAC TEMPE L.P.
                           BY: LSAC TEMPE MANAGER LLC, ITS GENERAL PARTNER


                                    By: /s/ SAM SALANT
                                        -------------------
                                        Sam Salant
                                        Its: Vice President

                  TENANT:

                           (I)STRUCTURE, LLC

                                    By: /s/ ZACH LONSTEIN
                                        -------------------
                                        Zach Lonstein
                                        Its: Chairman & CEO

                                   EXHIBIT "A"
                             DESCRIPTION OF THE LAND


THAT PORTION OF THE NORTHEAST QUARTER OF SECTION 13, TOWNSHIP 1 SOUTH, RANGE 4 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, AND BEING A PART OF THE ARIZONA STATE UNIVERSITY RESEARCH PARK - MAP OF DEDICATION AS RECORDED IN BOOK 275 OF MAPS, PAGE 26, MARICOPA COUNTY RECORDER'S OFFICE, MORE PARTICULARLY DESCRIBED AS FOLLOWS;

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 13;

THENCE SOUTH 89 DEGREE 57 MINUTES 14 SECONDS WEST, ALONG THE NORTH LINE OF SAID
SECTION 13, A DISTANCE OF 2590.16 FEET;

THENCE SOUTH 1 DEGREE 09 MINUTES 55 SECONDS WEST, A DISTANCE OF 60.01 FEET TO THE NORTHEAST CORNER OF THE TEMPE ROYAL PALMS UNIT 18 AS RECORDED IN BOOK 227, PAGE 18, MARICOPA COUNTY RECORDER'S OFFICE;

THENCE SOUTH 1 DEGREE 09 MINUTES 55 SECONDS WEST, ALONG THE EAST LINE OF SAID TEMPE ROYAL PALMS UNIT 18, A DISTANCE OF 1541.03 FEET TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 83 DEGREES 55 MINUTES 28 SECONDS EAST, A DISTANCE OF 425.69 FEET TO A POINT ON A NON-TANGENT CURVE TO THE LEFT, WHOSE RADIUS POINT BEARS SOUTH 29 DEGREE 16 MINUTES 59 SECONDS EAST, A DISTANCE OF 119.50 FEET;

THENCE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 250 DEGREES 08 MINUTES 05 SECONDS, A DISTANCE OF 521.70 FEET TO A POINT OF NONTANGENCY;

THENCE SOUTH 44 DEGREES 11 MINUTES 39 SECONDS EAST, A DISTANCE OF 459.66 FEET;

THENCE SOUTH 41 DEGREES 47 MINUTES 43 SECONDS WEST, A DISTANCE OF 147.52 FEET;

THENCE SOUTH 29 DEGREES 08 MINUTES 28 SECONDS WEST, A DISTANCE OF 172.73 FEET;

THENCE NORTH 88 DEGREES 50 MINUTES 05 SECONDS WEST, A DISTANCE OF 752.13 FEET TO A POINT ON THE EAST LINE OF SAID TEMPE ROYAL PALMS UNIT 18;

THENCE NORTH 1 DEGREE 09 MINUTES 55 SECONDS EAST, ALONG THE EAST LINE OF SAID TEMPE ROYAL PALMS UNIT 18, A DISTANCE OF 705.00 FEET TO THE TRUE POINT OF BEGINNING.

                                   EXHIBIT "B"
                     SCHEDULE OF REMOVABLE PERSONAL PROPERTY
                                   (Omitted)

                                   EXHIBIT "C"
                           FORM OF MEMORANDUM OF LEASE
                                   (Omitted)

                                   EXHIBIT "D"
                             FORM OF LEASE GUARANTY

     THIS LEASE GUARANTY dated as of December __, 2005 ("Guaranty"), by INFOCROSSING, INC., a corporation formed under the laws of the state of Delaware ("Guarantor"), having an office at 2 Christie Heights Street, Leonia, NJ 07605,
Attention: Nick Letizia, Esq. .

                                    RECITALS

                  A. (I) STRUCTURE LLC ("Tenant"), a Delaware limited liability company, is about to enter into a lease of even date herewith (the "Lease"), between LSAC TEMPE L.P. ("Landlord"), as landlord, and Tenant, as tenant , covering certain premises (the "Premises") known as 2005 E. Technology Circle, Tempe, Arizona and more particularly described in the Lease. The Lease, together with all other certificates, statements, instruments and documents executed and delivered in connection therewith or with the transactions contemplated therein, being herein referred to, collectively, as the "Documents".

                  B. Tenant is a wholly owned, direct subsidiary of Guarantor.

                  C. Landlord is unwilling to enter into the Lease unless Guarantor executes and deliver this unsecured Guaranty.

                  D. Accordingly, in order to induce Landlord to enter into the Lease, Guarantor hereby agrees as follows:

1. UNCONDITIONAL GUARANTY. Guarantor absolutely, unconditionally and irrevocably guarantees to Landlord (a) the due, complete and punctual payment by Tenant of all Fixed Rent and Additional Rent (as such terms are defined in the Lease); (b) the due, complete and punctual performance and observance of all of the terms, covenants and conditions of the Lease, to be paid, performed and observed by Tenant during the term of the Lease (herein called the "Term"); (c) the accuracy of each representation and warranty made by Tenant in the Lease; and (d) the full and prompt payment of all legal and other costs and expenses paid or incurred by the Landlord in the enforcement of this Guaranty, including, without limitation, reasonable attorneys' fees, all irrespective of the validity, binding effect, legality or enforceability against Tenant of the Documents, or, except as provided in Section 3(e) below, any other circumstance which might now or hereafter otherwise constitute a legal or equitable discharge or defense of Guarantor (the items referred to in (a) through (c) above are hereinafter referred to collectively as the "Obligations"). Guarantor hereby agrees that upon the occurrence of an "Event of Default" (as such term is defined in Section
12.1 of the Lease) by Tenant in (i) the complete payment when due of any amounts payable under any of the Documents, or (ii) in the performance or observance of any term, covenant or condition of the Lease, Guarantor shall upon written demand specifying the nature of such Event of Default remaining to be cured, cure such Event of Default by payment or performance in accordance with the terms of the Lease. Guarantor acknowledges that it has received copies of the Documents and that the same are legal, valid and binding instruments enforceable against Tenant, in accordance with their respective terms and except as provided in Section 3(e) below, Guarantor waives any notice under any of the Documents.

2. LANDLORD WAIVER. Any act of Landlord consisting of a waiver of any of the terms, covenants or conditions of the Lease or the giving of any consent under the Lease, or the granting of any indulgences or extensions of time to Lessee, may be done without notice to or consent from Guarantor and without releasing Guarantor of its obligations hereunder. Any such waiver shall not constitute a waiver of any future or other defaults by Lessee.

3. WAIVER OF DEFENSES. (a) Except as otherwise specifically provided in this Guaranty, the obligations and liability of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim which Guarantor may have against Landlord and shall remain in full force and effect without regard to, and shall not be released, discharged or terminated or in any other way affected by, any circumstance or condition (whether or not Guarantor shall have any knowledge or notice thereof), including, without limitation: (i) any amendment, modification, extension or renewal of the Lease (except that the liability of Guarantor hereunder shall be deemed to apply to the Lease as so amended, modified, extended or renewed); (ii) any exercise or nonexercise by Landlord of any right, power or remedy under or in respect of the Lease or any waiver, consent, indulgence or other action, inaction or omission under or in respect of the Lease; (iii) except pursuant to an assignment of the Lease satisfying the conditions of Section 9.7 of the Lease (in which event Guarantor's obligations hereunder shall cease), any assignment, sale, sublease, surrender, forfeiture, reentry, re-letting or other transfer by Landlord or Tenant in respect of the Lease or any interest in the Premises; (iv) any bankruptcy, insolvency, receivership, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding involving or affecting Tenant, or Landlord or their obligations, properties or creditors, or any action taken with respect to such obligations or properties or the Lease, by any trustee or receiver of Landlord or Tenant, or by any court of competent jurisdiction, in any such proceeding;
(v) any invalidity or unenforceability, in whole or in part of any obligation of Tenant under the Lease, or of any term of the Lease; or (vi) any transfer by Guarantor of any or all of the membership interests of Tenant or the direct or indirect control thereof.

(b) The obligations of Guarantor shall not be affected by the exercise of any renewal or expansion option provided in the Lease, and this Guaranty shall be deemed to include, without limitation and without amendment or modification, all additional liabilities and obligations of Tenant to Landlord resulting from the exercise of any such option.

(c) By its acceptance of this Guaranty, Landlord covenants and agrees to make a good faith effort to provide Guarantor with a copy of any notice of default sent to Tenant pursuant to Section 12.1 of the Lease, provided that (i) Tenant's default shall not be excused, or delayed performance accepted, by reason of Landlord's failure to send, or Guarantor's failure to receive, such notice of default, (ii) no remedy available to Landlord shall be conditioned upon, or enforcement delayed or deferred, by reason of Landlord's failure to send, or Guarantor's failure to receive, such notice of default and (iii) Landlord will have no liability to Guarantor or Tenant in damages or otherwise for any failure to send any notice of default to Guarantor.

(d) Guarantor shall have no obligation to pay Landlord any amount with respect to which Tenant has obtained a final, non-appealable judgment confirming that Tenant has no obligation to pay such amount. In addition, in the event that Landlord obtains a judgment against Tenant which is paid by either Tenant or Guarantor and which is subsequently reversed on appeal, Landlord will refund to Tenant or Guarantor, as the case may be, so much of the judgment as may be required by the appellate court order.

(e) Anything in this Guaranty to the contrary notwithstanding, in the event that Landlord exercises the right set forth in this Guaranty and proceeds directly against Guarantor (either alone or in a proceeding in which Tenant is also a defendant), there shall be available to Guarantor any defense or claim, or any limitation of liability provided for in, or otherwise available under, the Lease that Guarantor would have had under the Lease had Guarantor been the original party thereunder in lieu of Tenant. However, Guarantor shall not be entitled to assert, and the liability of Guarantor and the rights of Landlord hereunder shall not be diminished or affected by, any claim, defense, release or discharge based on the capacity or authority of Tenant to enter into the Lease, perform its obligations thereunder or generally to conduct its business, or based on any other disability of Tenant, or based on the application to or effect upon Tenant of any state or federal bankruptcy, insolvency, reorganization, fraudulent conveyance, creditors' rights or similar laws, or based on any other matter similarly unique to Tenant. In addition, in the event that Landlord proceeds against Tenant first and obtains a judgment against Tenant, Guarantor shall be precluded from, and hereby waives any defense to enforcement of that judgment which was asserted, or could have been asserted, by Tenant in the original action.

4. LANDLORD'S RIGHTS OF ACTION. This Guaranty is an unsecured absolute and unconditional guaranty of payment and performance and not merely of collection. Guarantor acknowledges and agrees that its liability hereunder shall be primary and that in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, (a) proceed against Guarantor and Tenant jointly and severally; (b) Landlord may proceed against Guarantor under this Guaranty without commencing any suit or proceeding of any kind or nature whatsoever against Tenant or without having obtained any judgment against Tenant and without any presentment, and demand for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, nonperformance or nonobservance, or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and (c) proceed against any party obligated under the terms of any of the Documents, Guarantor or any other guarantor or surety in such order, either concurrently or consecutively, as Landlord may designate or only against such parties as Landlord may wish to proceed. All rights, remedies and recourse afforded to herein or in any of the other Documents or otherwise available at law or in equity shall be deemed separate, cumulative and concurrent and not alternative; may, to the extent permitted by law, be pursued separately, successively or concurrently against Guarantor, Tenant, or anyone else obligated under the Documents, or any one or more of them, at the sole discretion of Landlord; and may be exercised as often as occasion therefor arises, it being understood that the exercise or the failure to exercise, or election not to exercise any of the same or of any other right, remedy or recourse available to Landlord and no single or partial exercise of any such right, remedy or recourse shall preclude any other or future exercise thereof or of any other right, remedy or recourse or limit or prejudice any other legal or equitable remedy that Landlord may have.

5. WAIVER OF TRIAL BY JURY. Guarantor and Landlord each waive trial by jury of all issues arising in any action, suit or proceeding to which Landlord and Guarantor may be parties in connection with this Guaranty.

6. RESTRICTIONS ON DISPOSITION OF ASSETS. Guarantor shall not directly or indirectly sell, lease or otherwise dispose of all or substantially all of its properties or assets unless (a) the acquiring person shall expressly assume in writing all obligations of Guarantor under this Guaranty and (b) immediately after giving effect to such transaction (and such assumption), no default shall exist under this Guaranty. In addition, this Guaranty shall terminate on the effective date of the assignment of the Lease to an entity satisfying the requirements and the terms and conditions of Section 9.7 of the Lease. No termination of this Guaranty shall relieve Guarantor of any liability accruing prior to the effective date of the termination of this Guaranty.

7. FURTHER ASSURANCES. Guarantor, at its expense, shall execute, acknowledge and deliver all instruments, take all action and furnish such information as Landlord from time to time may reasonably request for the assuring to Landlord the full benefits intended to be created by this Guaranty.

8. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Landlord that:

8.1 Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

8.2 Guarantor has full power, authority and legal right to execute, deliver, perform and observe the provisions of this Guaranty, including, without limitation, the payment of all moneys hereunder.

8.3 The execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action.

8.4 Guarantor, as of the date of the execution of this Guaranty, has not received notice of, nor, to the best of its knowledge, is it in violation of any decree, ruling, judgment, order or injunction applicable to it nor any law, ordinance, rule or regulation of whatever nature nor are there any actions, proceedings or investigations pending or, to the best of its knowledge, threatened against or affecting Guarantor (or any basis therefor known to Guarantor) before or by any court, arbitrator, administrative agency or other governmental authority or entity, any of which violations, actions, proceedings or investigations, if adversely decided, would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty.

8.5 No authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission or other authority or entity, which, if not granted, would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty, is required for the due execution, delivery, performance or observance by Guarantor of this Guaranty or for the payment of any sums hereunder. Guarantor covenants that if any such authorization, approval, consent, filing or permission shall be required in the future in order to permit or effect performance of the obligations of Guarantor under this Guaranty, Guarantor shall promptly inform Landlord or its successors or assigns and shall use its best efforts to obtain promptly such authorization, approval, consent, filing or permission.

8.6 Guarantor, as of the date of the execution of this Guaranty, has not received notice of, and, to the best of its knowledge is not in default in the observance or performance of the terms and conditions of any loan or other agreement, instrument, guaranty, indenture, charter or other document to which it is a party or by which it is bound (collectively, "Guarantor's Other Obligations"), which default might materially and adversely affect its ability to carry out any of the terms, covenants or conditions of this Guaranty. Guarantor shall promptly comply with all of Guarantor's Other Obligations, whether currently or hereafter in force, the default of which would materially and adversely affect its ability to carry out any of the terms, covenants or conditions of this Guaranty.

8.7 Neither the execution and delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, conflict or will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Guarantor, or similar documents of Guarantor, or of any order, writ, injunction or decree of any court of competent jurisdiction or governmental authority, or of any agreement or instrument to which Guarantor is a party or by which it is bound, or constitutes or will constitute a default thereunder.

8.8 Guarantor owns or controls one hundred percent (100%) of the membership interests of Tenant.

8.9 The financial statements of Guarantor furnished to the Landlord are true and correct in all material respects and fairly present the financial condition of Guarantor at such respective dates. No material adverse change has occurred in the business or financial condition of the Guarantor reflected in such financial statements since the respective dates of such financial statements which might materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty.

8.10 This Guaranty is in furtherance of the business purposes of Guarantor and Guarantor expects to derive substantial benefit from the performance contemplated by the terms of the Documents.

8.11 There is no default on the part of Guarantor under this Guaranty and no event has occurred and is continuing which with notice or lapse of time or both would constitute a default hereunder.

8.12 To the best knowledge of Guarantor, Guarantor (i) has filed all tax returns which are required to be filed, (ii) is not in default in the payment of taxes (including interest and penalties) levied or assessed against it or any of its assets, and (iii) has not been advised of any proposed deficiency with respect to any income taxes for any period. All charges, accruals and reserves for Federal, state and other such taxes, assessments, liens and charges applicable to Guarantor are adequate.

9. CONTINUING GUARANTY. This Guaranty shall continue in full force and effect throughout the Term (as such term is defined in the Lease) and thereafter so long as any obligation or liability of Tenant under the Lease shall remain unperformed or unsatisfied (whether or not the Lease shall have terminated), but this Guaranty shall terminate and be of no further force or effect upon the full performance and satisfaction by Guarantor and Tenant of all of their respective obligations and liabilities hereunder and under the Documents.

10. NO WAIVER FOR DELAY. No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty nor any failure to exercise the same shall operate as a waiver of or otherwise affect any right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. FINAL JUDGMENTS. Guarantor agrees that any final judgment against Guarantor from which Guarantor has not appealed, or is not permitted to appeal further, shall be conclusive and binding upon Guarantor and, so far as is permitted under applicable law, shall be enforced in any of the courts to the jurisdiction of which Guarantor is subject, by a suit upon such judgment and that Guarantor shall not assert any defense in any such suit upon such judgment.

12. CORPORATE EXISTENCE. Guarantor shall preserve, maintain and keep in full force and effect and good standing its corporate existence and all rights, privileges and franchises which are necessary or desirable in the normal conduct of its business. Notwithstanding the foregoing, this covenant shall not be deemed to be violated if Guarantor (a) converts from a corporation to another legal form of ownership or (b) merges, consolidates or reorganizes into a successor corporation or other entity as long as such transaction does not have an adverse effect on Guarantor's (or its successor's) financial or legal capacity to discharge its obligations under this Guaranty.

13. NOTICE OF INTERFERENCE WITH ABILITY TO COMPLY. Guarantor shall promptly notify Landlord of the occurrence of any event relating to it which would interfere with the ability of Guarantor to perform its obligations under this Guaranty.

14. WAIVER OF NOTICE OF MODIFICATION OF OBLIGATIONS. Guarantor agrees that, without the necessity of any reservation of rights against Guarantor, the Obligations or rights of offset with respect thereto, and the Documents, or any of them, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, released (whether by operation of law or otherwise) or waived by Landlord, all without notice to or further consent by Guarantor and Guarantor will remain bound hereunder and Guarantor expressly waives such notice or further consent, notwithstanding any such renewal, extension, amendment, modification, acceleration, compromise, release or waiver.

15. BANKRUPTCY. Should Landlord be obligated by any bankruptcy or other law to
(a) repay to Tenant or Guarantor or to any trustee, receiver or other representative of any of them, any amounts previously paid by Guarantor pursuant to this Guaranty or by Tenant or pursuant to the Documents, or (b) reconvey to Guarantor or Tenant any property previously conveyed by any of them to Landlord or its designee in total or partial satisfaction of the Obligations, then, to the extent permitted by law, this Guaranty shall be reinstated with respect to the amount of the indebtedness satisfied by the payment or conveyance before it was caused to be returned.

16. INDEMNITY. Guarantor hereby agrees to and hereby does indemnify and hold Landlord harmless from and against all loss, cost, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with the enforcement of any of the Obligations or this Guaranty or the collection of any amounts due thereunder or hereunder, or by reason of the assertion by Tenant of any defense to the performance of the Obligations or the assertion by Guarantor of any defense to its Obligations hereunder; provided, that the foregoing provisions of this paragraph 16 shall be of no force or effect if Guarantor shall be the prevailing partly in any such enforcement action.

17. NO SUBROGATION. No payment by Guarantor pursuant to any provisions of this Guaranty shall entitle Guarantor, by subrogation or otherwise, to any of the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by Tenant to Landlord at any time or from time to time and until the Obligations have been completely performed.

18. WAIVER OF NOTICE. Except as provided in Section 3(c) above, Guarantor waives
(a) any and all notice of the creation, renewal, extension, accrual or acceptance of any of the Obligations or this Guaranty or of the reliance by Landlord upon this Guaranty and (b) any other notice or demand to which Guarantor might otherwise by entitled, except as otherwise specifically provided in this Guaranty.

19. FINANCIAL STATEMENTS. As long as this Guaranty shall be in force and effect, in the event that Guarantor is no longer a public company filing its annual financial statements with the Securities and Exchange Commission, Guarantor shall furnish to Landlord, an unaudited annual financial statement as of the last day of such accounting period, prepared in the same form as the financial statement delivered to Landlord prior to the Lease Date and, if prepared, its annual audited financial statement, promptly when available after the close of each annual financial accounting period of Guarantor.

20. NOTICES Any notice or other communication hereunder shall be in writing and shall be deemed duly served upon receipt (or refusal to accept receipt) and shall be sent by mail, or by nationally recognized overnight courier service providing next day, receipted delivery, addressed if to Guarantor, to it at the address of Guarantor set forth herein or such other address as Guarantor shall have last designated by notice to Landlord, and addressed if to Landlord, One Penn Plaza, Suite 4015, New York, New York 10119-4015, or such other address as Landlord shall have last designated by notice to Guarantor. Copies of all communications shall also be delivered to the holder of the First Mortgage (as defined in the Lease) in the manner and at the address set forth in a written notice to Guarantor.

21. AMENDMENTS IN WRITING. This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord, or their respective successors and assigns.

22. GOVERNING LAW. (A) THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY GUARANTOR ACCEPTS, AND BY ITS ACCEPTANCE OF THIS GUARANTY LANDLORD HEREBY ACCEPTS, EACH FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS. LANDLORD AND GUARANTOR EACH IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. GUARANTOR AND LANDLORD EACH HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

23. PARTIAL INVALIDITY. If any provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Guaranty or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid, shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

24. PERSON DEFINED. The word "person" when used in this Guaranty shall mean any natural person, partnership, trust, corporation or any other form of business or legal entity.

25. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of and may be enforced by Landlord and its successors or assigns, and shall be binding upon and enforceable against Guarantor and its successors and assigns.

26. COLLATERAL ASSIGNMENT OF MORTGAGEE. Guarantor acknowledges that Landlord may conditionally assign its rights hereunder to the holder of the First Mortgage and agrees that this Guaranty shall inure to the benefit of the holder of the First Mortgage to the extent provided in such assignment.

                                     [Balance of page left blank intentionally.]

      IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

                               INFOCROSSING, INC.,
                                                  a Delaware corporation


                                              By: _____________________________
                                      Name:
                                     Title:


                                                              [Corporate Seal]